     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 3, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

    RENAISSANCERE HOLDINGS LTD.                                                     RENAISSANCERE CAPITAL TRUST
   (Exact name of Registrant as                                        (Exact name of Registrant as specified in its trust
     specified in its charter)                                                              agreement)
              BERMUDA                                                                        DELAWARE
  (State or other jurisdiction of                                        (State or other jurisdiction of incorporation or
   incorporation or organization)                                                          organization)
           _________                                                                         _________
              6719                                                                              6719
   (Primary Standard Industrial                                       (Primary Standard Industrial Classification Code Number)
    Classification Code Number)                                                               13-711-3964
            98-013-8020                                                          (I.R.S. Employer Identification No.)
(I.R.S. Employer Identification No.)

                                                ------------
                                              RENAISSANCE HOUSE
                                             8-12 EAST BROADWAY
                                           PEMBROKE HM 19 BERMUDA
                                               (441) 295-4513
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
                                                -----------
                                              JAMES N. STANARD
                                           CHAIRMAN, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER
                                              RENAISSANCE HOUSE
                                             8-12 EAST BROADWAY
                                           PEMBROKE HM 19 BERMUDA
                                                 (441) 295-4513
  (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                                 ----------
                                                 COPIES TO:
                                          JOHN S. D'ALIMONTE, ESQ.
                                          WILLKIE FARR & GALLAGHER
                                             ONE CITICORP CENTER
                                            153 EAST 53RD STREET
                                        NEW YORK, NEW YORK 10022-4677
                                                 ----------
                 Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                      AMOUNT     PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
              TITLE OF EACH CLASS OF SECURITIES                       TO BE       OFFERING PRICE        AGGREGATE       REGISTRATION
                       TO BE REGISTERED                             REGISTERED      PER UNIT(1)     OFFERING PRICE(1)      FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------

8.54% Series B Capital Securities (the "New Capital
 Securities") of RenaissanceRe Capital Trust (the "Trust")......   $100,000,000        100%           $100,000,000         $30,304
-----------------------------------------------------------------------------------------------------------------------------------

Junior Subordinated Deferrable Interest Debentures,
 Series B due March 1, 2027 (the "New Junior Subordinated
 Debentures") of RenaissanceRe Holdings Ltd. (2)................
-----------------------------------------------------------------------------------------------------------------------------------

RenaissanceRe Holdings Ltd. (the "Company") Guarantee
 (the "New Guarantee") with respect to the New Capital
 Securities(3)(4)...............................................
-----------------------------------------------------------------------------------------------------------------------------------
Total...........................................................   $100,000,000        100%           $100,000,000(5)      $30,304
====================================================================================================================================

  (1) Estimated solely for the purpose of computing the registration fee.
  (2) No separate consideration will be received for the New Junior Subordinated Debentures of the Company distributed upon any liquidation of the Trust.
  (3) No separate consideration will be received for the RenaissanceRe Holdings Ltd. Guarantee.
  (4) This Registration Statement (as the same may be amended from time to time) is deemed to cover rights of holders of New Capital Securities of RenaissanceRe Capital Trust under an Amended and Restated Declaration of Trust, the rights of holders of New Junior Subordinated Debentures under an Indenture, the rights of the holders of the New Capital Securities under a New Guarantee and certain back-up undertakings, as described herein.
  (5) Such amount represents the liquidation amount of the New Capital Securities to be exchanged hereunder and the principal amount of the New Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of the Trust.
                                    ____________________

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                   SUBJECT TO COMPLETION, DATED JULY 3, 1997

                          RENAISSANCERE CAPITAL TRUST

                             OFFER TO EXCHANGE ITS
                       8.54% SERIES B CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                      FOR ANY AND ALL OF ITS OUTSTANDING
                       8.54% SERIES A CAPITAL SECURITIES
          (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) FULLY AND
        UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                          RENAISSANCERE HOLDINGS LTD.

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON        , 1997, UNLESS EXTENDED
                             ____________________

  RenaissanceRe Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $100,000,000 aggregate Liquidation Amount of its 8.54% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.54% Series A Capital Securities (the "Old Capital Securities"), of which $100,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, RenaissanceRe Holdings Ltd., a Bermuda company and sponsor of the Trust (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and
(ii) all of its 8.54% Junior Subordinated Deferrable Interest Debentures, Series A due March 1, 2027 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 8.54% Junior Subordinated Deferrable Interest Debentures, Series B due March 1, 2027 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the New Capital Securities will not provide for any increase in the Distribution (as defined herein) rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Capital Securities" herein. The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under a registration rights agreement, dated as of March 7, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

                                               (Continued on the following page)

  This Prospectus and the Letter of Transmittal are first being mailed to all holders of Old Capital Securities on ______, 1997.

  SEE "RISK FACTORS" COMMENCING ON PAGE 19 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                EQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is _________ __, 1997.

  The New Capital Securities and the Old Capital Securities represent beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the exclusive purpose of issuing the Trust Securities, investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein) and engaging in only those other activities incidental thereto. The Junior Subordinated Debentures will mature on March 1, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities."

  As more fully described herein, the Company has entered into several contractual undertakings which, the Company believes, taken together, guarantee to the holders of the Capital Securities a full and unconditional right to enforce the payment of the distributions with respect to the Capital Securities, the payment of the redemption price upon redemption of the Capital Securities and the payment of the Liquidation Amount with respect to the Capital Securities upon liquidation of the Trust. See "Risk Factors--Rights Under the Guarantee; Direct Action For Payment." Those contractual arrangements include the Company's obligations under (i) the Guarantee, (ii) the Trust Agreement,
(iii) the Junior Subordinated Debentures and (iv) the Indenture. As used herein,
(i) the "Indenture" means the Indenture, dated as of March 7, 1997, as amended and supplemented from time to time, between the Company and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust, dated as of March 7, 1997, among the Company, as Sponsor, The Bank of New York as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the term "Trust Securities" includes the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iv) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

  Holders of the New Capital Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures accruing from March 7, 1997 and payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1997, at the annual rate of 8.54% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that (i) no Extension Period may extend beyond the Stated Maturity Date (as defined herein), (ii) any Extension Period will terminate as to all Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture) and (iii) any Extension Period will terminate as to any Junior Subordinated Debenture to be redeemed on the applicable Redemption Date. See "Description of New Securities--Description of Junior Subordinated Debentures--Debenture Events of Default." Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital shares or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 8.54% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Securities --Description of New Junior Subordinated Debentures--Option to Extend
Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."
                                ---------------

  Through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, the Company has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Capital Securities. See "Relationship Among the New Capital Securities, the Trust Agreement, the New Junior Subordinated Debentures and the New Guarantee--Full and Unconditional Guarantee." The Old Guarantee guarantees, and the New Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Capital Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities--Description of New Guarantee." If the Company fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of New
Capital Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of New Securities --Description of New Junior Subordinated Debentures--Subordination"), which aggregated approximately $53.0 million as of May 30, 1997.

  The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to March 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined below), and (iii) in whole or in part, on or after March 1, 2007, contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities--Description of New Capital Securities-- Redemption."

  The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Company (i) on or after March 1, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.270% of the principal amount, plus accrued interest thereon, declining ratably on each March 1 thereafter to 100% on or after March 1, 2017, plus accrued interest thereon to the date of prepayment, or (ii) at any time prior to March 1, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the prepayment price with respect to an optional prepayment of such Junior Subordinated Debentures on March 1, 2007, together with scheduled payments of interest accruing from the prepayment date to March 1, 2007, in each case, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of New Securities-- Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

  The Company will have the right at any time to dissolve the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the rights of creditors and the Company having received an opinion of counsel to the effect that such distribution would not be a taxable event to holders of Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of New Securities--Description of New Capital Securities-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

                                ---------------

  The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such

Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period of not more than 180 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer-- Exchange Agent." Any Participating Broker-Dealer who is an affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 180 day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company and the Trust do not intend to apply for listing of the New Capital Securities on any securities exchange or for inclusion of the Capital Securities on any automated quotation system.

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities following the consummation of the Exchange Offer could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m.,
New York City time, on      , 1997 (such time on such date being hereinafter
called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering and exchange of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "The Exchange Offer-- Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after March 7, 1997. See "The Exchange Offer--Distributions on New Capital Securities."

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

  The permission of the Bermuda Monetary Authority ("BMA") has been obtained for the issue of the Junior Subordinated Debentures. Approvals or permissions received from the BMA do not constitute a guarantee by the BMA as to the performance of the issue or creditworthiness of the Company. Furthermore, in giving such approvals or permissions, the BMA shall not be liable for the performance or default of the issue for the correctness of any opinions or statements expressed. In addition, a copy of this Prospectus has been delivered to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act 1981 of Bermuda. In accepting this Prospectus for filing, the Registrar of Companies in Bermuda accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed with regard to them.

  NO EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASE AND HOLDING IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE AND HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, SUCH PURCHASER HAS COMPLIED WITH ANY REQUEST BY THE COMPANY OR THE TRUST FOR AN OPINION OF

COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE APPLICABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND/OR HOLDING THEREOF THAT EITHER
(A) THE PURCHASER AND HOLDER ARE NOT PLANS OR PLAN ASSET ENTITIES AND ARE NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) THE PURCHASE AND HOLDING OF THE CAPITAL SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION. PROSPECTIVE PURCHASERS MUST CAREFULLY CONSIDER THE RESTRICTIONS ON PURCHASE SET FORTH IN "NOTICE TO INVESTORS" AND "CERTAIN ERISA CONSIDERATIONS."

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  ___________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   8
Enforceability Of Civil Liabilities Under United States Federal
  Securities Laws..........................................................   8
Incorporation Of Certain Documents By Reference............................   9
Summary....................................................................  10
Risk Factors...............................................................  19
RenaissanceRe Holdings Ltd. ...............................................  25
Summary Financial Data.....................................................  33
Accounting Treatment.......................................................  35
Use Of Proceeds............................................................  35
Ratio Of Earnings To Fixed Charges.........................................  35
Capitalization.............................................................  35
Management.................................................................  36
RenaissanceRe Capital Trust................................................  39
The Exchange Offer.........................................................  39
Description Of New Securities..............................................  50
Description Of Old Securities..............................................  70
Relationship Among The New Capital Securities, The Trust Agreement,
  The New Junior Subordinated Debentures And The New Guarantee.............  70
Certain United States Federal Income Tax Considerations....................  72
Certain Erisa Considerations...............................................  76
Plan Of Distribution.......................................................  77
Legal Matters..............................................................  77
Experts....................................................................  78

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Company may be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the common shares of the Company (the "Common Shares") are listed.

  No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, and selling the Trust Securities and engaging in incidental activities. See "RenaissanceRe Capital Trust" and "Description of New Securities." In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits and schedules relating thereto for further information with respect to the Company, the Trust and the New Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                   ENFORCEABILITY OF CIVIL LIABILITIES UNDER
                     UNITED STATES FEDERAL SECURITIES LAWS

  The Company is organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of the Company, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of the Company are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to realize against them in courts of the United States upon judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws.

  The Company has been advised by its Bermuda counsel, Conyers, Dill & Pearman, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters and that there is doubt (a) whether a final judgment for the payment of money rendered by a federal or state court in the United States based on civil liability, whether or not predicated solely upon the civil liability provisions of the United States federal securities laws, would be enforceable in Bermuda against the Company or the Company's officers and directors and (b) whether an action could be brought in Bermuda against the Company or the Company's officers and directors in the first instance on the basis of liability predicated solely upon the provisions of the United States federal securities laws. A Bermuda court may, however, impose civil liability on the Company or its directors or officers in a suit brought in the Supreme Court of Bermuda against the Company or such persons, provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the United States federal securities laws, would not be allowed in Bermuda courts as contrary to public policy.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM THE PERSON SPECIFIED BELOW. IN ORDER TO INSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

  The following documents filed by the Company with the Commission (Exchange Act File No. 34-0-26512) are incorporated into this Prospectus by reference:

       1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K");

       2. The information which appears under the captions "Executive Officer and Director Compensation," "Security Ownership of Certain Beneficial Owners, Management and Directors" and "Certain Relationships and Related Transactions" in the Company's Proxy Statement on Schedule 14A relating to the Annual General Meeting of Shareholders to be held on May 8, 1997;

       3. The Company's Quarterly Report on Form 10-Q/A for the Quarter Ended March 31, 1997 (the "March 1997 10-Q"); and

       4. The Company's Current Reports on Form 8-K filed with the Commission on January 7, 1997, February 20, 1997, March 19, 1997 and May 23, 1997.

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the New Securities offered hereby pursuant to the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: RenaissanceRe Holdings Ltd., Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda, telephone (441) 295-4513, Attention: Secretary.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information (including financial information) included elsewhere in this Prospectus, or incorporated by reference herein. Unless the context requires otherwise, references herein to "the Company" are to RenaissanceRe Holdings Ltd. and its subsidiaries. This Prospectus contains forward-looking statements which involve certain material risks and uncertainties. The Company's actual results may differ significantly from the results discussed in such forward-looking statements. The words "believes," "anticipated," "expects" and similar expressions are intended to identify forward-looking statements. See "RenaissanceRe Holdings Ltd." and "Risk Factors--Volatility of Financial Results."


                          RENAISSANCERE HOLDINGS LTD.

  RenaissanceRe Holdings Ltd. is a Bermuda company with its registered and principal executive offices located at Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda, telephone (441) 295-4513. The Company was formed in June 1993 and is the parent of Renaissance Reinsurance Ltd., a Bermuda company and a wholly-owned subsidiary ("Renaissance Reinsurance"), and Glencoe Insurance Ltd., a Bermuda company and a majority-owned subsidiary ("Glencoe"). The Company was founded by Warburg, Pincus Investors, L.P. ("WPI"), GE Investment Private Placement Partners I, Limited Partnership ("GEIPPI"), Trustees of General Electric Pension Trust ("GEPT") and United States Fidelity and Guaranty Company ("USF&G") (collectively, the "Founding Institutional Investors"). As of June 30, 1997, WPI, USF&G and certain affiliates of GEPT and GEIPPI owned an aggregate of approximately 56.5% of the Company's outstanding equity.

  The Company's principal business is property catastrophe reinsurance, written on a worldwide basis through Renaissance Reinsurance. Based on gross premiums written, the Company is the largest Bermuda-based provider of property catastrophe reinsurance and one of the largest providers of this coverage in the world. The Company provides property catastrophe reinsurance coverage to insurance companies and other reinsurers primarily on an excess of loss basis. Excess of loss catastrophe coverage generally provides coverage for claims arising from large natural catastrophes such as earthquakes and hurricanes in excess of a specified loss. The Company is also exposed to claims arising from other natural and man-made catastrophes such as winter storms, freezes, floods, fires and tornadoes in connection with the coverages it provides.

  The Company's principal operating objective is to utilize its capital efficiently by focusing on the writing of property catastrophe insurance and reinsurance contracts with superior risk/return characteristics, while maintaining a low cost operating structure in the favorable regulatory and tax environment of Bermuda. The Company's primary underwriting goal is to construct a portfolio of insurance and reinsurance contracts that maximizes the return on shareholders' equity subject to prudent risk constraints. The Company seeks to moderate the volatility inherent in the property catastrophe market through the use of contract terms, portfolio selection methodology, diversification criteria and probability analyses its risks through a variety of means, including the use of contract terms, portfolio selection methodology, diversification criteria and probability analyses. While property catastrophe reinsurance represented approximately 95% of the Company's gross premiums written in each of 1996, 1995 and 1994 and continues to be the Company's primary focus, the Company may seek to take advantage of perceived opportunities in both insurance and other reinsurance markets.

  For the years ended December 31, 1996, 1995 and 1994, the Company achieved returns on average shareholders' equity of 30.2%, 43.3% and 44.1%, respectively, and combined ratios of 51.3%, 52.0% and 61.6%, respectively. For the quarter ended March 31, 1997, the Company achieved an annualized return on average shareholders' equity of 23.0% and a combined ratio of 47.5%. The Company achieved these results despite the occurrence of several major catastrophes in 1996 and 1995 (which, according to industry trade sources, had the fifth and third highest level of U.S. property catastrophe insured losses on record, respectively) and the occurrence in January 1994 of the Northridge, California earthquake, the second largest insured catastrophe loss in U.S. history. The major catastrophes which occurred in 1996 were Hurricane Fran in September, which produced an estimated 1.6 billion in insurance industry losses, the Northeastern United States winter storms in January, and the Northwestern United States floods in December. The major catastrophes which occurred in 1995 were Hurricanes Luis, Marilyn and Opal. At March 31, 1997, the Company had total assets of $962.0 million and total shareholders' equity of $540.3 million. There can be no assurance that the Company will achieve similar results in the future. See "Risk Factors--Volatility of Financial Results" and "RenaissanceRe Holdings Ltd."

                                    STRATEGY

  The principal components of the Company's business strategy are to:

          . Focus on the property catastrophe reinsurance business.

          . Build a superior portfolio of property catastrophe reinsurance by utilizing proprietary modeling capabilities.

          . Utilize the Company's capital base efficiently while maintaining prudent risk levels in the Company's reinsurance portfolio.

          . Capitalize on the experience and skill of management.

          . Build and maintain long-term relationships with brokers and clients.

          . Maintain a low cost structure.


                          RENAISSANCERE CAPITAL TRUST

  The Trust is a statutory business trust formed under the laws of the State of Delaware pursuant to (i) the Trust Agreement executed by the Company, as Sponsor, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee and the three individual Administrative Trustees named therein, who are employees or officers of or affiliated with the Company, and (ii) the filing of a certificate of trust with the Secretary of State of Delaware on February 25, 1997. The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the proceeds from the sale thereof in the Junior Subordinated Debentures issued by the Company and
(iii) engaging in only those other activities incidental thereto. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned by the Company. The Capital Securities have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Capital Securities-- Subordination of Common Securities."


                               THE EXCHANGE OFFER

The Exchange Offer........... Up to $100,000,000 aggregate Liquidation Amount of
                              New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for
                              Tendering Old Capital Securities."

Expiration Date............. 5:00 p.m., New York City time, on, 1997, unless the Exchange Offer is extended by _________ the Company or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange
 Offer...................... The Exchange Offer is subject to certain conditions, which may be waived by the Company and the Trust in their sole discretion. The
                             Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Offer....................... The Company and the Trust reserve the right in their sole and reasonable discretion, subject to applicable law, at any time and from time to time,
                             (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights........... Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
 Old Capital Securities..... Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by an Agent's Message (defined herein) in case of book-entry delivery to the Exchange Agent prior to the Expiration Date. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The

                            Exchange Offer--Procedures for Tendering Old
                            Capital Securities."

                            Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital
 Securities................ The Company and the Trust are making the Exchange
                            Offer in reliance on the position of the Staff as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such prior interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
                            Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities in the Exchange Offer, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                            Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter (within the meaning of the Securities Act). Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period of not more than 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

Exchange Agent............. The exchange agent with respect to the Exchange
                            Offer is The Bank of New York (the "Exchange
                            Agent"). The addresses and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............ Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Considerations; ERISA
 Considerations............ Holders of Old Capital Securities should review the information set forth under "Certain United States Federal Income Tax Considerations" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.


                           THE NEW CAPITAL SECURITIES

Securities Offered......... Up to $100,000,000 aggregate Liquidation Amount of the Trust's New Capital Securities (Liquidation Amount $1,000 per New Capital Security) which are being registered under the Securities Act pursuant to the Registration Statement. The New Capital Securities will be issued and the Old Capital Securities were issued under the Trust Agreement. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities--Description of

                            New Capital Securities--Voting Rights; Amendment of the Trust Agreement." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer --Purpose of the Exchange Offer," "Description of New Securities" and "Description of Old Securities."


Distribution Dates......... March 1 and September 1 of each year, commencing
                            September 1, 1997.

Extension Periods.......... Distributions on the New Capital Securities will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the New Junior Subordinated Debentures. No Extension Period will exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity Date, a Redemption Date or the date of acceleration upon a Debenture Event of Default. No interest shall be due and payable during an Extension Period, except at the end thereof. Except as described herein, there is no limitation on the number of times the Company may elect to begin an Extension Period. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

Ranking.................... The New Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under "Description of New Securities --Description of New Capital Securities-Subordination of Common Securities." The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and all other junior subordinated debentures to be issued by the Company (if any) (collectively, with the Old Junior Subordinated Debentures, the "Other Debentures") and sold (if at all) to other trusts to be established by the Company (if any), in each case similar to the Trust (the "Other Trusts"), and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. At April 30, 1997, the amount of outstanding Senior Indebtedness was approximately $53.0 million. See "Description of New Securities--Description of New Junior Subordinated Debentures." The New Guarantee will rank pari passu with the Old Guarantee and all other guarantees (if any) issued by the Company with respect to capital securities or preferred securities (if any) to be issued by Other Trusts (collectively, with the Old Guarantee, the "Other Guarantees") and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of New Securities--Description of New Guarantee."

Redemption................. The Trust Securities are subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures,
                            (ii) in whole but not in part, at any time prior to March 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event and (iii) in whole or in part, at any time on or after March 1, 2007 contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of New Securities--Description of New Capital Securities --Redemption."

Rating..................... The New Capital Securities are expected to be rated
                            "baa3" by Moody's Investors Service, Inc.
                            ("Moody's") and "BBB" by Standard & Poor's Ratings Services ("S&P").

Absence of Market for the
 New Capital Securities.... The New Capital Securities will be a new issue of securities for which there currently is no market. Although Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers, Inc., the initial purchasers of the Old Capital Securities (the "Initial Purchasers"), have informed the Company and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and the Company do not intend to apply for listing of the New Capital Securities on any securities exchange or for inclusion of the New Capital Securities on any automated quotation system. See "Plan of Distribution."

                                  RISK FACTORS

  Holders of Old Capital Securities should consider carefully, in addition to the other information contained or incorporated by reference in this Prospectus, the factors set forth below the caption "Risk Factors" before tendering their Old Capital Securities for New Capital Securities in the Exchange Offer.

                                  RISK FACTORS

  Holders of Old Capital Securities should consider carefully, in addition to the other information contained or incorporated by reference in this Prospectus, the following factors before tendering Old Capital Securities for New capital Securities in the Exchange Offer. The risk factors set forth below (other than "Consequences of a Failure to Exchange Old Capital Securities "and "Absence of Public Market") are generally applicable to the Old Capital Securities as well as the New Capital Securities.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES; HOLDING COMPANY STRUCTURE

  The obligations of the Company under the Guarantee issued by it for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. In addition, in the case of a bankruptcy or insolvency proceeding, the Company's obligations under the Junior Subordinated Debentures and the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Debentures and Other Guarantees) of the Company. At May 31, 1997, the aggregate principal amount of outstanding Senior Indebtedness was approximately $53.0 million. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness that may be incurred by the Company or by any subsidiary of the Company. The Company expects from time to time to incur additional Senior Indebtedness. See "Description of New Securities--Description of New Guarantee--Status of the Guarantee" and "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination."

  The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. As a holding company, the Company's ability to meet debt service obligations and pay operating expenses depends on receipt of sufficient funds from its direct and indirect subsidiaries. The inability of the Company's subsidiaries to pay dividends to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company and the ability of the Company to meet its obligations under the Junior Subordinated Debentures. The payment of dividends by the Company's insurance subsidiaries without prior regulatory approval is subject to restrictions set forth in applicable laws and regulations, including without limitation the insurance laws and regulations of Bermuda, the jurisdiction of domicile of the Company's subsidiaries. As of May 1, 1997, the Company's subsidiaries had sufficient capital and earnings to pay approximately $189.0 million of dividends to the Company during 1997 without prior regulatory approval. Approximately $136.1 million was available for the payment of dividends to the Company as of May 1, 1997. As of December 31, 1996, the Company's insurance subsidiaries had paid approximately $135.6 million of dividends to the Company for the year ended 1996. See "RenaissanceRe Holdings Ltd.--Regulation."

  Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. See "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination."

RIGHTS UNDER THE GUARANTEE; DIRECT ACTION FOR PAYMENT

  The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York also acts as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) acts as Delaware Trustee under the Trust Agreement. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of (and premium, if any) and interest, as applicable, on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "Description of Junior Subordinated Debentures--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities were issued to, and the Company, to the best of its knowledge and information, believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and are subject to restrictions on transferability until they are exchanged for the New Capital Securities in the Exchange Offer. Although the New Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) thereof without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a minimum Liquidation Amount of $100,000 (100 Old Capital Securities) and integral multiples of $1,000 in excess thereof. New Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one New Capital Security) or integral multiples thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public or other market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected. The preceding considerations would apply to holders of Junior Subordinated Debentures in the event the Junior Subordinated Debentures are distributed by the Trust to the holders of Capital Securities.

  If a public or other trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's financial results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at prices higher or lower than their liquidation amounts.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

  So long as no Debenture Event of Default (as defined under "Description of New Securities--Description of New Junior Subordinated Debentures--Debenture Events of Default") shall have occurred and be continuing, the Company will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time (under certain conditions) for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that (i) no Extension Period may extend beyond the Stated Maturity Date and (ii) any Extension Period will terminate as to all Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture) and
(iii) any Extension Period will terminate as to any Junior Subordinated Debenture to be redeemed on the applicable Redemption Date. See "Description of New Securities--Description of New Junior Subordinated Debentures--Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.54% per annum, compounded semi-annually), from the relevant payment date for such Distributions during any such Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof.

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.54%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. Except as described herein, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of New Securities--Description of New Capital Securities-- Distributions" and "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date."

  Should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

  Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Company's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities that are not subject to such deferrals.

  Although the Company has the right to exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Company has no current intention to do so.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

  Upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined below, a "Special Event"), the Company will have the right, subject to the rights of creditors, to prepay the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. See "Description of New Securities-- Description of New Capital Securities--Redemption" and "--Liquidation of the Trust and Distribution of the Junior Subordinated Debentures."

  The Company will have the right at any time to dissolve the Trust and, subject to the rights of creditors, cause a Like Amount of Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution would not be a taxable event to the holders of Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. Upon the occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Securityholders."

  See "--Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities prior to March 1, 2007.

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

  On February 6, 1997, as part of President Clinton's Budget Proposal for Fiscal Year 1998, the Treasury Department proposed legislation (the "Proposed Legislation") which, among other things, would generally treat as equity for United States federal income tax purposes instruments with a maximum term of more than 15 years that are not shown as indebtedness on the separate balance sheet of the issuer. The Proposed Legislation would be effective generally for instruments issued on or after the date of first committee action. If the Proposed Legislation were enacted, with the effective date provision contained in such Proposed Legislation, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurances, however, that the effective date guidance contained in the Proposed Legislation will be incorporated into any enacted legislation or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Capital Securities. Any such legislative, administrative or judicial changes could give rise to a Tax Event, which may permit the Company to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of New Securities--Description of New Capital Securities-- Redemption" and "Description of New Securities--Description of New Junior Subordinated Debentures--Special Event Prepayment." See also "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Securities--Description of New Junior Subordinated Debentures."

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  Based on interpretations by the Staff of the Commission, the Company believes that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) the Initial Purchasers to the extent they acquired Old Capital Securities directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act or (iii) a broker-dealer (which may include the Initial Purchasers) who acquired Old Capital Securities as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account as a result of market-making activities or other trading activities pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities as the result of such activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See "Plan of Distribution." Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after the consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon the consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after the consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered or tendered but not accepted Old Capital Securities could be adversely affected.

  The New Capital Securities and any Old Capital Securities which remain outstanding after the consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities -- Description of New Capital Securities -- Voting Rights; Amendment of the Trust Agreement."

  The Registration Rights Agreement provides, among other things, that, if a registration statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") has not been filed by August 4, 1997 and declared effective by September 3, 1997, the Distribution rate borne by the Old Capital Securities commencing on after either of such dates will increase by 0.25% per annum until the Exchange Offer Registration Statement is filed or effective, as the case may be. In addition, if the Company has not consummated the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement is declared effective, and such event continues for a period exceeding 30 consecutive days or 90 days in any 360-day period, then the Distribution rate borne by the Old Capital Securities will increase by 0.25% commencing on the day after any such event, until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old

Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Capital Securities."

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust, provided that such action does not have a material adverse effect on the interests of such holders. See "Description of New Securities--Description of New Capital Securities--Voting Rights;
Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

EXCHANGE OFFER PROCEDURES

  Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent on behalf of the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities in the Exchange Offer should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

VOLATILITY OF FINANCIAL RESULTS

  Because the Company primarily underwrites property catastrophe reinsurance and has large aggregate exposure to man-made and natural disasters, the Company's operating results have historically been, and are expected to continue to be, largely affected by relatively few events of high magnitude. ATTACHMENT POINTS (the amount of loss above which excess of loss reinsurance becomes operative) of the policies written by the Company generally require insured industry losses in excess of several hundred million dollars for the Company to experience significant claims, although the Company is also exposed to smaller insured events. The occurrence of claims from catastrophic events is likely to result in substantial volatility in the Company's financial results for any fiscal quarter or year and could have a material adverse effect on the Company's financial condition or results of operations and its ability to write new business and, accordingly, to fulfill its obligations under the Junior Subordinated Debentures and the Guarantees. The Company expects that increases in the values and concentrations of insured property and the effects of inflation will increase the severity of such occurrences per year in the future. See "RenaissanceRe Holdings Ltd.--Reinsurance Products."

  The Company's property catastrophe reinsurance contracts cover unpredictable events such as earthquakes, hurricanes, winter storms, freezes, floods, fires, tornadoes and other man-made or natural disasters. The Company seeks to diversify its reinsurance portfolio to moderate the volatility described in the preceding paragraph. The principal means of diversification employed by the Company are by type of reinsurance, geographic coverage, attachment point and limit per program. The Company utilizes REMS(C), a proprietary, computer-based pricing and exposure management system to simulate 40,000 years of catastrophe activity to obtain a probability distribution of potential outcomes for its entire portfolio. See "RenaissanceRe Holdings Ltd.--Underwriting." Nonetheless, a single event or a series of events could exceed the Company's estimates, either of which could have a material effect on the Company's financial condition or results of operations and, accordingly, the ability of the Company to fulfill its obligations under the Junior Subordinated Debentures and the Guarantees. See "RenaissanceRe Holdings Ltd.--Reinsurance Products."

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

  The Company is a Bermuda company and certain of its officers and directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such officers and directors and of the Company are or may be located in jurisdictions outside the United States. Although the Company has irrevocably agreed that it may be served with process in New York, New York with respect to actions based on offers and sales of the securities offered hereby, it could be difficult for holders of Capital Securities or Junior Subordinated Debentures, if applicable, to effect service of process within the United States on directors and officers of the Company who reside outside the United States or to recover against the Company or such directors and officers on judgments of United States courts predicated upon civil liabilities under the United States federal securities laws. See "Enforceability of Civil Liabilities under United States Federal Securities Laws."

                          RENAISSANCERE HOLDINGS LTD.

GENERAL

  RenaissanceRe Holdings Ltd. was formed in June 1993 and is the parent of Renaissance Reinsurance and Glencoe. The Company was founded by WPI, GEIPPI, GEPT and USF&G. As of June 30, 1997, WPI, USF&G, PT Investments, Inc. ("PTI") and GE Investment Private Placement Partners I - Insurance, Limited Partnership ("GE Insurance") owned approximately 26.2%, 11.6%, 15.5% and 3.2%, respectively, of the Company's outstanding equity, representing approximately 29.7%, 13.2%, 6.5% and 1.2%, respectively, of the Company's outstanding voting power.

  The Company's principal business is property catastrophe reinsurance, written on a worldwide basis through Renaissance Reinsurance. Based on property catastrophe gross premiums written, the Company is the largest Bermuda-based provider of property catastrophe reinsurance and one of the largest providers of this coverage in the world. The Company provides property catastrophe reinsurance coverage to insurance companies and other reinsurers primarily on an excess of loss basis. Excess of loss catastrophe coverage generally provides coverage for claims arising from large natural catastrophes, such as earthquakes and hurricanes, in excess of a specified loss. The Company is also exposed to claims arising from other natural and manmade catastrophes such as winter storms, freezes, floods, fires and tornadoes in connection with the coverages it provides.

  The Company's principal operating objective is to utilize its capital efficiently by focusing on the writing of property catastrophe reinsurance and other insurance and reinsurance coverages with superior risk/return characteristics, while maintaining a low cost operating structure in the favorable regulatory and tax environment of Bermuda. The Company's primary underwriting goal is to construct a portfolio of insurance and reinsurance contracts that maximizes the return on shareholders' equity subject to prudent risk constraints. The Company seeks to moderate the volatility inherent in the property catastrophe reinsurance market through the use of contract terms, portfolio selection methodology, diversification criteria and probability analyses. While property catastrophe reinsurance represented approximately 95% of the Company's gross premiums written in each of 1996, 1995 and 1994 and continues to be the Company's primary focus, the Company may seek to take advantage of perceived opportunities in both insurance and other reinsurance markets.

  For the years ended December 31, 1996, 1995 and 1994, the Company achieved returns on average shareholders' equity of 30.2%, 43.3% and 44.1%, respectively, and combined ratios of 51.3%, 52.0% and 61.6%, respectively. For the quarter ended March 31, 1997, the Company achieved an annualized return on average equity of 23.0% and a combined ratio of 47.5%. The Company achieved these results despite the occurrence of several major catastrophes in 1996 and 1995 (which, according to industry trade sources, had the fifth and third highest level of U.S. property catastrophe insured losses on record, respectively) and the occurrence in January 1994 of the Northridge, California earthquake, the second largest insured catastrophe loss in U.S. history. The major catastrophes occurring in 1996 were Hurricane Fran in September, which produced an estimated $1.6 billion of insurance industry losses, the Northeastern United States winter storms in January and the Northwestern United States floods in December. The major catastrophes which occurred in 1995 were Hurricanes Luis, Marilyn and Opal. At March 31, 1997, the Company had total assets of $962.0 million and shareholders' equity of $540.3 million. There can be no assurance that the Company will achieve similar results in the future. See "Risk Factors-- Volatility of Financial Results."

RATINGS

  Renaissance Reinsurance has been assigned an "A" claims-paying ability rating from S&P and A.M. Best Company, Inc. ("A.M. Best") and Glencoe has been assigned an "A-" claims-paying ability rating from A.M. Best, representing independent opinions of the financial strength and ability of Renaissance Reinsurance and Glencoe to meet their respective obligations to their policyholders. Such ratings may not reflect the considerations applicable to an investment in the Company or the Trust.

  The "A" range ("A+," "A" and "A-") is the third highest of four ratings ranges within what S&P considers the "secure" category. Insurance companies assigned a claims-paying ability rating in the "A" range are believed by S&P to provide good financial security, but their capacity to meet policyholder obligations is somewhat susceptible to adverse economic and underwriting conditions.

  "A (Excellent)" and "A- (Excellent)" are the third and fourth highest of A.M. Best's fifteen ratings designations. Insurance companies assigned an "A" or "A-" rating by A.M. Best are companies which, in A.M. Best's opinion, have demonstrated excellent overall performance when compared to the standards established by A.M. Best and have a strong ability to meet their obligations to policyholders over a long period of time.

STRATEGY

       The principal components of the Company's business strategy are to:

 .      Focus on the property catastrophe reinsurance business. The Company's primary focus is property catastrophe reinsurance, which represented approximately 95% of the Company's gross premiums written in each of 1994, 1995 and 1996. While the Company's management ("Management") intends to maintain the Company's primary focus on property catastrophe reinsurance for the foreseeable future, the Company may seek to take advantage of perceived market opportunities in both insurance and other reinsurance markets.

       Build a superior portfolio of property catastrophe reinsurance by utilizing proprietary modeling capabilities. The Company assesses underwriting decisions on the basis of the expected incremental return on equity of each new reinsurance contract in relation to the Company's overall portfolio of reinsurance contracts. To facilitate this, the Company has developed REMS(C), a proprietary, computer-based pricing and exposure management system. The Company utilizes REMS(C) to assess property catastrophe risks, price treaties and limit aggregate exposure. The Company combines the analyses generated by REMS(C) with its own knowledge of the client submitting the proposed program to assess the premium offered against the risk of loss that such program presents. See "--Underwriting."

 .      Utilize the Company's capital base efficiently while maintaining prudent risk levels in the Company's reinsurance portfolio. The Company manages its risks through a variety of means, including the use of contract terms, portfolio selection methodology, diversification criteria and probability analyses. By using such measures and by employing its proprietary modeling capabilities, the Company attempts to construct a portfolio of reinsurance contracts which maximizes the use of its capital while optimizing the risk-reward characteristics of its portfolio. The Company relies less on traditional ratios, such as net premiums written to surplus, because the Company believes that such statistics do not adequately reflect the risk in the property catastrophe reinsurance business. Management believes the level of net premiums written relative to surplus does not reflect the composition of a reinsurer's attachment points, aggregate limits, geographic diversification, and other material elements of the risk exposures embodied in a reinsurer's book of business.

          Capitalize on the experience and skill of management. The Company's senior management team has extensive experience in the reinsurance and/or insurance industries, with an average of approximately 20 years of experience for each of the five senior executives of the Company. See "Management." Additionally, senior management is supported by an officer group, each with an average of approximately ten years of experience in the reinsurance and/or insurance industries.

 .      Build and maintain long-term relationships with brokers and clients.
       The Company markets its reinsurance products worldwide exclusively through reinsurance brokers. The Company believes that its existing portfolio of reinsurance business is a valuable asset given the renewal practices of the reinsurance industry. The Company believes that it has established a reputation with its brokers and clients for prompt response on underwriting submissions, for fast claims payments and for the development of customized reinsurance programs. See"--Marketing."

 .      Maintain a low cost structure. Management believes that as a result of its ability to maintain a small staff and by basing operations in the favorable regulatory and tax environment of Bermuda, the Company is able to maintain low operating costs relative to its capital base and net premiums earned. As of June 30, 1997, the Company had 31 employees.

INDUSTRY TRENDS

  The high level of worldwide property catastrophe losses in terms of both frequency and severity from 1987 to 1993 had a significant effect on the results of property insurers and property catastrophe reinsurers and on the worldwide property catastrophe reinsurance market, causing some property catastrophe reinsurers and certain underwriting syndicates at Lloyd's of London to withdraw from the market or reduce their underwriting commitments while also causing a substantial increase in market demand, particularly in the United States, Japan and the United Kingdom. In particular, these events included Hurricane Hugo (U.S.--1989), Hurricane Andrew (U.S.--1992), Typhoon Mireille (No. 19) (Japan--
1991) and Winter Storm Daria (90A) (Northern Europe--1990).

  The increase in demand for property catastrophe reinsurance was attributable to several factors. The significant property catastrophe losses occurring during 1987 through 1993 caused many insurers and reinsurers to reexamine their assumptions regarding their need for reinsurance protection from catastrophe exposures. In addition, rating agencies, such as S&P, and regulators increased their scrutiny of insurers and reinsurers with respect to their catastrophe exposure. For example, Typhoon Mireille (No. 19) resulted in greater scrutiny by the Ministry of Finance of Japan of insurers and reinsurers with respect to catastrophe exposure, thereby increasing demand for property catastrophe reinsurance in Japan. In addition, A.M. Best began to require completion of a catastrophe loss analysis questionnaire dealing with expected claims resulting from potential catastrophic events. Finally, a general increase in insured property values in catastrophe-exposed areas contributed to increased demand for property catastrophe insurance and reinsurance. This supply/demand imbalance caused a significant increase in prevailing premium rates for property catastrophe reinsurance worldwide in 1993.

  In response to this imbalance, approximately $4.0 billion of capital entered the Bermuda-based property catastrophe reinsurance market in 1992 and 1993. The Bermuda property catastrophe reinsurance market has subsequently grown markedly, having aggregate capital of approximately $5.5 billion at March 31, 1997, and accounting for approximately 25% to 35% of the worldwide property catastrophe gross premiums written in 1996, according to industry trade reports. The increased property catastrophe reinsurance capacity represented by the Bermuda market helped balance supply and demand in the property catastrophe reinsurance market and, as a result thereof, premium rates and other terms of trade in the property catastrophe reinsurance market stabilized in 1994-1995. In 1996, according to industry trade sources, worldwide price levels decreased by an average of 10% to 15%. Based on reinsurance treaty renewals received by the Company in the first quarter of 1997 and publicly available industry trade data, indications are that price levels will decline at a similar pace in 1997. In particular, rates have declined significantly in areas outside the United States, where there has been favorable loss experience, while in the United States, where the level of property catastrophe losses has generally been higher than in international markets in recent years, rates have decreased to a lesser degree. However, current premium rates and retention levels have remained, and Management believes are likely to remain, higher than those that existed in 1992.

REINSURANCE PRODUCTS

  The Company's property catastrophe reinsurance contracts are generally "all risk" in nature. The Company's most significant exposure is to losses from earthquakes and hurricanes, although the Company is also exposed to claims arising from other natural and man-made catastrophes, such as winter storms, freezes, floods, fires and tornadoes in connection with the coverages it provides. The Company's predominant exposure under such coverage is to property damage. However, other risks, including business interruption and other non-property losses, may also be covered under the property reinsurance contract when arising from a covered peril. In accordance with market practice, the Company's property reinsurance contracts generally exclude certain risks such as war, nuclear contamination or radiation.

  Catastrophic events of significant magnitude have historically been relatively infrequent, although the property catastrophe reinsurance market experienced a high level of worldwide catastrophe losses in terms of both frequency and severity during the period from 1987 to 1996 as compared to prior years. However, because of the wide range of the possible catastrophic events to which the Company is exposed, and because of the potential for multiple events to occur in the same time period, the Company's business is volatile, and its results of operations will reflect such volatility. Further, the Company's financial condition may be impacted by this volatility over time or at any point in time. The effects of claims from one or a number of severe catastrophic events could have a material adverse effect on the Company. The Company expects that increases in the values and concentrations of insured property and the effects of inflation will increase the severity of such occurrences per year in the future. See "Risk Factors--Volatility of Financial Results."

  The Company seeks to moderate the volatility described in the preceding paragraph through the use of contract terms, portfolio selection methodology, and probability analyses.

Type of Reinsurance

  The following table sets forth the Company's gross premiums written and number of programs written by type of reinsurance.


                                                                                    YEARS ENDED DECEMBER 31,
                                        QUARTER ENDED          -------------------------------------------------------------------
                                        MARCH 31, 1997                1996                 1995                   1994
                                    ----------------------     ------------------ --------------------- --------------------------
                                         GROSS     NUMBER       GROSS      NUMBER      GROSS      NUMBER     GROSS
                                       PREMIUMS      OF        PREMIUMS      OF       PREMIUMS      OF      PREMIUMS      NUMBER OF
    TYPE OF REINSURANCE                WRITTEN    PROGRAMS      WRITTEN    PROGRAMS    WRITTEN   PROGRAMS    WRITTEN      PROGRAMS
---------------------------------------------------------------------------------------------------------------------------------
                                                                  (DOLLARS IN MILLIONS)
Catastrophe excess of
 loss..............................     $ 80.7        143       $157.6        293      $146.8      271     $136.0            239
Excess of loss
 retrocession......................       19.7         40         70.4        105        73.8      105       59.1            101
Proportional retrocession
 of catastrophe excess of loss.....       15.7          7         33.3         11        56.7       12       59.8             10
Marine, aviation and
 other.............................        4.3         26          8.6         25        15.3       35       18.6             44
                                        ------        ---       ------        ---      ------      ---     ------            ---
   Total...........................     $120.4        216       $269.9        434      $292.6      423     $273.5            394
                                        ======        ===       ======        ===      ======      ===     ======            ===

Geographic Diversification

  The Company seeks to diversify its exposure across geographic zones. The Company writes the majority of its business within the United States because the returns obtained relative to the risks involved are currently most attractive in the United States and because it is able to obtain the most detailed underwriting information on U.S. risks. Within the United States, the Company's zones of highest exposure are Southern California, Northern California, metropolitan New York, New Madrid (Midwestern United States) and Southern Florida.


UNDERWRITING

  The Company's primary underwriting goal is to construct a portfolio of reinsurance and insurance contracts that maximizes the return on shareholders' equity subject to prudent risk constraints.

  Management assesses underwriting decisions on the basis of the expected incremental return on equity of each new reinsurance contract in relation to the Company's overall portfolio of reinsurance contracts. To facilitate this, Management has developed REMS(C), a proprietary, computer-based pricing and exposure management system. Management utilizes REMS(C) to assess property catastrophe risks, price treaties and limit aggregate exposure. REMS(C) was developed with consulting assistance from Tillinghast, an actuarial consulting unit of Towers, Perrin, Forster & Crosby, Inc. ("Tillinghast"), and Applied Insurance Research Inc., the developer of the CATMAP/TM/ system. REMS(C) has analytic and modeling capabilities that assist the Company's underwriters in assessing the catastrophe exposure risk and return of each incremental reinsurance contract in relation to the Company's overall portfolio of reinsurance contracts. The Company has licensed and integrated into REMS(C) six commercially available catastrophe computer models in addition to the Company's base model. The Company uses these models to validate and stress test its base REMS(C) results. In addition, the Company stress tests its exposures and potential future results by increasing the frequency and severity of catastrophic events above the levels embedded in the models purchased from the outside consultants. Management combines the analyses generated by REMS(C) with its own knowledge of the client submitting the proposed program to assess the premium offered against the risk of loss which such program presents.

  REMS(C) provides more precise exposure information than is generally analyzed currently throughout the property catastrophe reinsurance industry. REMS(C) combines computer-generated, statistical simulations that estimate catastrophic event probabilities with exposure and coverage information on each client's reinsurance contract to produce expected claims for reinsurance programs submitted to the Company. REMS(C) then uses simulation techniques to generate 40,000 years of catastrophic event activity, including events causing in excess of $250 billion in insured industry losses. From this 40,000 year simulation, the Company is able to obtain expected claims, expected profits and a probability distribution of potential outcomes for each program in its portfolio and for its total portfolio.

  Management believes that REMS(C) provides the Company's underwriters with several competitive advantages which are not generally available. These include
(i) the ability to simulate 40,000 years of catastrophic event activity compared to a much smaller sample in generally available models, allowing the Company to analyze its exposure to a greater number and combination of potential events,
(ii) the ability to analyze the incremental impact of an individual reinsurance contract on the Company's overall portfolio, and (iii) the ability to collect detailed data from a wide variety of sources which allows the Company to measure geographic exposure at a detailed level.

  For its property catastrophe reinsurance business, the Company has developed underwriting guidelines that limit the amount of exposure it will underwrite directly for any one cedent, the exposure to claims from any single catastrophic event and the exposure to losses from a series of catastrophic events. The Company also attempts to distribute its exposure across a range of attachment points.

  As part of its pricing and underwriting process, the Company also assesses a variety of factors, including the reputation of the proposed cedent and the likelihood of establishing a long-term relationship with the cedent; the geographic area in which the cedent does business and its market share; historical loss data for the cedent and, where available, for the industry as a whole in the relevant regions, in order to compare the cedent's historical catastrophe loss experience to industry averages; the cedent's pricing strategies; and the perceived financial strength of the cedent.

MARKETING

  The Company markets its reinsurance products worldwide exclusively through reinsurance brokers. The Company focuses its marketing efforts on targeted brokers and insurance and reinsurance companies, placing primary emphasis on existing clients. Management believes that its existing portfolio of business is a valuable asset given the renewal nature of the reinsurance industry and, therefore, attempts to continually strengthen relationships with its existing brokers and clients. The Company also targets prospects that are deemed likely to enhance the risk/return composition of its portfolio, that are capable of supplying detailed and accurate underwriting data and that potentially add further diversification to the Company's book of business.

  Management believes that primary insurers' and brokers' willingness to use a particular reinsurer is based not just on pricing terms, but on the financial security of the reinsurer, its claim paying ability ratings, perceptions of the quality of a reinsurer's service, the reinsurer's willingness to design customized programs, its long-term stability and its commitment to provide reinsurance capacity. Management believes that the Company has established a reputation with its brokers and clients for prompt response on underwriting submissions and for fast claims payments. Since the Company selectively writes large lines on a limited number of property catastrophe reinsurance contracts, it can establish reinsurance terms and conditions on these contracts that are attractive in its judgment, make large commitments to the most attractive programs and provide superior client responsiveness. In addition, the Company acts as sole reinsurer on certain property catastrophe reinsurance contracts, which allows the Company to take advantage of its ability to develop customized reinsurance programs. Management believes that such customized programs help the Company to develop long-term relationships with brokers and clients.

  Subsidiaries and affiliates of Marsh & McLennan, Incorporated, E.W. Blanch Co., Inc., Greig Fester Limited, Alexander Howden Reinsurance Brokers Ltd. and Bates Turner, Inc. (a GE Capital Services company, and affilliate of PTI and GE Insurance) accounted for approximately 15.2%, 14.9%, 11.5%, 10.1% and 6.8%, respectively, of the Company's gross premiums written in 1996. During 1996, the Company issued authorization for coverage on programs submitted by 65 brokers worldwide. The Company received approximately 1,584 program submissions during 1996. The Company is highly selective and, from such submissions, the Company issued authorizations for coverage for only 434 programs, or 27.4% of the program submissions received.

INVESTMENTS

  The Company's strategy is to maximize its underwriting profitability and fully deploy its capital through its underwriting activities; consequently, the Company has established an investment policy which it considers to be conservative. The Company's investment guidelines, which are established by Management and approved by the Company's Board of Directors, stress diversification of risk, preservation of capital and market liquidity. Notwithstanding the foregoing, the Company's investments are subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities. The primary objective of the portfolio, as set forth in such guidelines, is to maximize investment returns consistent with these policies. To achieve this objective, the Company's current fixed income investment guidelines call for an average credit quality of AA and a target duration of two years.

  During 1996, the Company developed a multi-currency asset/liability optimization model in conjunction with Tillinghast and Falcon Asset Management to integrate asset, liability and capital decisions. As a result of the analysis generated by this model, the Company determined that it could diversify its investment portfolio by investing in common stocks with only a minimal increase in overall risk. The analysis demonstrated that the benefits of this diversification would substantially offset the volatility inherent in equity investments, and would therefore not require significant amounts of additional capital to support the Company's underwriting activities. During 1997, the Company intends to allocate $50.0 million of its fixed maturity portfolio to equity securities. During the first quarter of 1997, the Company invested $23.5 million in equity securities.

COMPETITION

  The property catastrophe reinsurance industry is highly competitive and is undergoing a variety of challenging developments, including a marked trend toward greater consolidation. The Company competes, and will continue to compete, with major U.S. and non-U.S. property catastrophe insurers, reinsurers, and certain underwriting syndicates. Many of these competitors have greater financial, marketing and management resources than the Company. In addition, new companies may enter the property catastrophe reinsurance market or existing reinsurers may deploy additional capital in the property catastrophe reinsurance market. The Company cannot predict what effect any of these developments may have on the Company and its business.

  Competition in the types of reinsurance business that the Company underwrites is based on many factors, including premium charges and other terms and conditions offered, services provided, speed of claims payment, ratings assigned by independent rating agencies, the perceived financial strength and the experience of the reinsurer in the line of reinsurance to be written. The number of jurisdictions in which a reinsurer is licensed or authorized to do business is also a factor. Some of the reinsurers who have entered the Bermuda and London-based reinsurance markets have or could have greater financial, marketing or managerial resources than the Company. Ultimately, increasing competition could affect the Company's ability to attract business on terms having the potential to yield an attractive return on equity.

  Management is also aware of many potential initiatives by capital market participants to produce alternative products that may compete with the existing catastrophe reinsurance markets. Management is unable to predict the extent to which the foregoing new, proposed or potential initiatives may affect the demand for the Company's products or the risks which may be available for the Company to consider underwriting.

GLENCOE

  Glencoe operates as a Bermuda-domiciled company and has been approved to do business in the United States on an excess and surplus lines basis in 23 states. Glencoe will also consider underwriting submissions from insureds located in other jurisdictions where it has been approved with respect to exposures for which it has underwriting expertise. Glencoe seeks to employ in the primary insurance market the modeling, underwriting, customer service and capital management approaches that Renaissance Reinsurance employs with respect to its reinsurance policies.

REGULATION

  The Company, Renaissance Reinsurance and Glencoe are subject to regulation under the insurance statutes and state insurance authorities of various jurisdictions, including Bermuda, where they are each domiciled. The premium rates and policy terms of reinsurance agreements generally are not subject to governmental regulations. The regulation and supervision to which the Company is subject relate primarily to the standards of solvency that must be met and maintained, licensing requirements for reinsurers, the nature of and limitations on investments, restrictions on the size of risks which may be insured, deposits of securities for the benefit of a reinsured, methods of accounting, periodic examinations of the financial condition and affairs of reinsurers, the form and content of reports of financial condition required to be filed, reserves for losses, holding company registration and change of control and affiliate transaction limitations. In general, such regulation is for the protection of the reinsureds and, ultimately, their policyholders, rather than investors.

  From time to time various regulatory and legislative changes have been proposed in the insurance industry, some of which could have a material effect on reinsurers. The Company is unable to predict what effect, if any, realization of any of the foregoing developments may have on its operations and financial condition in the future.

Bermuda

  The Insurance Act 1978, as amended, and Related Regulations. The Insurance Act 1978 of Bermuda, amendments thereto and related regulations impose on Bermuda insurance companies solvency and liquidity standards and auditing and reporting requirements and grant to the Bermuda Minister of Finance powers to supervise, investigate and intervene in the affairs of insurance companies.

United States and Other

  Renaissance Reinsurance is not admitted to do business in any jurisdiction except Bermuda. The insurance laws of each state of the United States and of many other countries regulate the sale of insurance and reinsurance within their jurisdictions by alien insurers, such as Renaissance Reinsurance, which are not admitted to do business within such jurisdiction. With some exceptions, such sale of insurance or reinsurance within a jurisdiction where the insurer is not admitted to do business is prohibited. Renaissance Reinsurance does not intend to maintain an office or to solicit, advertise, settle claims or conduct other insurance activities in any jurisdiction other than Bermuda where the conduct of such activities would require that Renaissance Reinsurance be so admitted.

  The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. For further information regarding the Company reference is made to such reports, proxy statements and other information which are available as described under "Available Information" and "Incorporation of Certain Documents by Reference."

RECENT EVENTS

  On June 27, 1997, the Company completed a public offering (the "Offering") wherein WPI, USF&G, PTI and GE Insurance (the "Selling Shareholders") sold an aggregate of 3,000,000 of the Company's common shares to the public, at a price to the public of $38.00 per share. Concurrently therewith, the Selling Shareholders sold to the Company for cancellation an aggregate of 700,000 common shares, at a purchase price per share of $36.29, constituting the public offering price per share, less the underwriting discount per share (the "Company Purchase"), and sold to James N. Stanard, an executive officer of the Company, an aggregate of 100,000 common shares at a purchase price per share of $38.00. As of June 30, 1997, the Selling Shareholders owned approximately 56.5% of the Company's outstanding equity, representing approximately 50.6% of the Company's outstanding voting power.

                            SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected financial data and other financial information of the Company as of March 31, 1997 and December 31, 1996, 1995, 1994 and 1993, and for the quarter ended March 31, 1997, years ended December 31, 1996, 1995, 1994 and the period June 7, 1993 (date of incorporation) through December 31, 1993. The balance sheet data as of December 31, 1996, 1995, 1994 and 1993 and the statement of income data for the years ended December 31, 1996, 1995 and 1994 and for the period June 7, 1993 through December 31, 1993 were derived from the Company's audited Consolidated Financial Statements which have been audited by Ernst & Young, the Company's independent auditors. The balance sheet data as of March 31, 1997 and the statement of income data for the period January 1, 1997 through March 31, 1997 were derived from the unaudited interim financial statements of the Company. The unaudited interim financial statements include all adjustments consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and results of operations for that period. The results of operations for any interim period are not necessarily indicative of results for the full fiscal year. The selected financial data should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 1996 10-K and the March 1997 10-Q incorporated herein by reference and all other information appearing elsewhere in this Prospectus. See "Available Information" and "Documents Incorporated by Reference."

                                                                        PERIOD JUNE 7, 1993
                                                                             (DATE OF
                                           YEARS ENDED DECEMBER 31,       INCORPORATION)
                          QUARTER ENDED   ----------------------------        THROUGH
                          MARCH 31, 1997    1996      1995      1994     DECEMBER 31, 1993
                          --------------  --------  --------  --------  -------------------
STATEMENT OF INCOME
 DATA:
Gross premiums written..     $120,359     $269,913  $292,607  $273,481        $66,118
Net premiums written....      117,648      251,564   289,928   269,954         66,118
Net premiums earned.....       55,901      252,828   288,886   242,762         34,643
Net investment income...       12,125       44,170    32,320    14,942          2,725
Net realized gains
 (losses) on sale
 of investments.........          166       (2,938)    2,315       246             (7)
Claims and claim
 expenses incurred......       14,238       86,945   110,555   114,095            982
Acquisition costs.......        6,378       26,162    29,286    25,653          4,017
Underwriting expenses...        5,918       16,731    10,448     9,725          2,201
Pre-tax income..........       35,437      156,160   165,322   109,298         31,281
Net income..............       35,437      156,160   165,322   109,298         31,281
Net income available to
 common shareholders....       35,437      156,160   162,786    96,419         31,281
Net income per Common
 Share(1)...............     $   1.52     $   6.01  $   6.75  $   4.24        $  1.37
Dividends per Common
 Share..................     $   0.25     $   0.80  $   0.16       --             --
Weighted average Common
 Shares outstanding.....       23,295       25,994    24,121    22,750         22,750
OTHER DATA:
Claims/claim adjustment
 expense ratio..........         25.5%        34.3%     38.3%     47.0%           2.8%
Underwriting expense             22.0         17.0      13.7      14.6           17.9
 ratio..................     --------     --------  --------  --------        -------
Combined ratio..........         47.5%        51.3%     52.0%     61.6%          20.7%
                             ========     ========  ========  ========        =======
Return on average
 shareholders' equity...         23.0%(2)     30.2%     43.3%     44.1%          32.7%(2)

                                                      AT DECEMBER 31,
                               AT MARCH 31, -----------------------------------
                                   1997       1996     1995     1994     1993
                               ------------ -------- -------- -------- --------
BALANCE SHEET DATA:
Total investments available
 for sale at fair value,
 short-term investments and
 cash and cash equivalents...    $797,205   $802,466 $667,999 $437,542 $169,839
Total assets.................     962,000    904,764  757,060  509,410  208,512
Reserve for claims and claim
 adjustment expenses.........     110,138    105,421  100,445   63,268      982
Reserve for unearned
 premiums....................     124,266     65,617   60,444   59,401   31,475
Bank loan....................      50,000    150,000  100,000   60,000      --
Company obligated mandatorily
 redeemable Capital
 Securities of a subsidiary
 trust holding solely Junior
 Subordinated Debentures
 of the Company(3)...........     100,000        --       --       --       --
Series B preference shares...         --         --       --    55,338      --
Total shareholders'
 equity(4)...................     540,336    546,203  486,336  265,247  172,471
Book value per Common
 Share(4)....................    $  23.62   $  23.21 $  18.99 $  11.79 $   7.67
Common Shares
 outstanding(4)..............      22,877     23,531   25,605   22,500   22,500

--------
(1) Net income per share was calculated by dividing net income available to common shareholders by the number of weighted average Common Shares and Common Share equivalents outstanding. Common Share equivalents are calculated on the basis of the treasury stock method.
(2) Return on average shareholders' equity for a period of less than a full year is calculated by annualizing the net income available to common shareholders for such period and dividing it by beginning shareholders' equity plus one-half such annualized net income.
(3) This item reflects $100.0 million aggregate liquidation amount of the Capital Securities issued by a subsidiary trust. The sole assets of the trust are $103.1 million aggregate principal amount of 8.54% Junior Subordinated Debentures due March 1, 2027 issued by the Company.
(4) Book value per Common Share was computed by dividing total shareholders' equity by the number of outstanding Common Shares. After giving effect to the purchase for cancellation by the Company of 700,000 Common Shares in the Company Purchase and the payment by the Company of the expenses of the Offering, which expenses are estimated at $700,000, Common Shares outstanding, total shareholders' equity and book value per share as of March 31, 1997, as adjusted, would have been 22,177,000, $514.2 million and $23.19, respectively.

                              ACCOUNTING TREATMENT

  The financial statements of the Trust will be reflected in the Company's consolidated financial statements. Payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. Future consolidated financial statements of the Company will include (i) the presentation of the Capital Securities as a separate line item on its balance sheet as "Company-obligated mandatorily redeemable capital securities of a subsidiary trust holding solely Junior Subordinated Debentures of the Company", (ii) a footnote to the Company's financial statements indicating that the sole assets of the Trust are $100,000,000 aggregate principal amount of 8.54% Junior Subordinated Debentures due March 1, 2027 and (iii) an audited footnote to the Company's financial statements that (a) the Trust is wholly owned by the Company, (b) its sole assets are the $100,000,000 aggregate principal amount of 8.54% Junior Subordinated Debentures due March 1, 2027 issued by the Company and (c) that the Guarantee, when taken together with the Company's obligations under the Trust Agreement, the Junior Subordinated Debentures and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of the Trust's obligations under the Capital Securities. The Company will record Distributions payable on the Capital Securities as an expense in its consolidated statement of earnings.

                                USE OF PROCEEDS

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for the Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

  The proceeds to the Trust from the offering of the Old Capital Securities (without giving effect to expenses of the offering payable by the Company) were $100,000,000. All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. The Company used the net proceeds from the sale of the Old Junior Subordinated Debentures to repay outstanding amounts under the Company's revolving credit facility.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges of the Company for the respective periods indicated:

                                                                     QUARTER ENDED          YEAR ENDED DECEMBER 31,
                                                                       MARCH 31,        --------------------------------
                                                                         1997           1996      1995     1994    1993*
                                                                     -------------      --------------------------------
Ratio of Earnings to Fixed Charges...........................           15.3x            24.8x    19.2x     8.4x   N/A

----------------------
* The Company had no fixed charges for the period June 7, 1993 (date of incorporation) through December 31, 1993.

  The ratios of earnings to fixed charges have been computed based on the Company's continuing operations by dividing total earnings available for fixed charges, excluding capitalized interest, by total fixed charges. Fixed charges consist of interest, expense on debt, dividends on preferred shares and that portion of rent expense which is deemed to be an appropriate interest factor.

                                 CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of March 31, 1997, pro forma as adjusted for the purchase for cancellation by the Company on June 27, 1997 of 700,000 common shares in the Company Purchase and pro forma as adjusted for the consummation of the Exchange Offer. The following data should be read in conjunction with the financial information included in the Company's March 1997 10-Q, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                                               AS OF MARCH 31, 1997
                                                         --------------------------------------------------------------
                                                                                                 PRO FORMA AS ADJUSTED
                                                                        PRO FORMA AS ADJUSTED    TO GIVE EFFECT TO THE
                                                                        TO GIVE EFFECT TO THE     COMPANY PURCHASE AND
                                                         AS REPORTED       COMPANY PURCHASE        THE EXCHANGE OFFER
                                                         -----------    ---------------------   -----------------------
                                                                                 (IN MILLIONS)

Bank loan...............................................    $ 50.0              $50.0                    $ 50.0
Company obligated, mandatorily redeemable capital
 securities of a subsidiary trust holding solely
 $103,092,783.51 of the Company's 8.54% junior
 subordinated debentures due March 1, 2027..............     100.0(1)           100.0                     100.0
Common shareholders' equity.............................     540.3              514.2                     514.2
                                                            ------             ------                    ------
        Total capitalization............................    $690.3             $664.2                    $664.2
                                                            ======             ======                    ======

----------------
(1) This item reflects the Old Capital Securities. The Trust is a subsidiary of the Company and used the proceeds from the sale of the Old Capital Securities, for which the New Capital Securities are hereby being offered, to purchase $100,000,000 aggregate principal amount of 8.54% Junior Subordinated Debentures due March 1, 2027 issued by the Company. The Junior Subordinated Debentures are the sole assets of the Trust.

                                   MANAGEMENT

  The table below sets forth the names, ages and titles of the persons who were directors of the Company and executive officers of the Company as of April 30, 1997.


NAME                      AGE    POSITION
----                      ---    --------
James N. Stanard.......    48    Chairman of the Board, President and
                                 Chief Executive Officer
Neill A. Currie........    45    Senior Vice President
David A. Eklund........    37    Senior Vice President
Keith S. Hynes.........    44    Senior Vice President and Chief
                                 Financial Officer
William I. Riker.......    38    Senior Vice President
Arthur S. Bahr.........    66    Director
Thomas A. Cooper.......    60    Director
Edmund B. Greene.......    59    Director
Gerald L. Igou.........    63    Director
Kewsong Lee............    31    Director
John M. Lummis.........    39    Director
Howard H. Newman.......    50    Director
Scott E. Pardee........    60    Director
John C. Sweeney........    52    Director
David A. Tanner........    38    Director

  James N. Stanard has served as Chairman of the Board, President and Chief Executive Officer since the Company's formation in June 1993. From 1991 through June 1993, Mr. Stanard served as Executive Vice President of

United States Fidelity & Guaranty Company and was a member of a three-person Office of the President. As Executive Vice President of USF&G, he was responsible for USF&G's underwriting, claims and ceded reinsurance. From October 1983 to 1991, Mr. Stanard was an Executive Vice President of F&G Re, Inc., USF&G's start-up reinsurance subsidiary ("F&G Re"). Mr. Stanard was one of two senior officers primarily responsible for the formation of F&G Re, where he was responsible for the underwriting, pricing and marketing activities of F&G Re during its first seven years of operation. As Executive Vice President of F&G Re, Mr. Stanard was personally involved in the design of pricing procedures, contract terms and analytical underwriting tools for all types of treaty reinsurance, including both U.S. and international property catastrophe reinsurance.

  Neill A. Currie has served as Senior Vice President of the Company since its formation in June 1993. Mr. Currie served as a director of the Company from August 1994 through August 1995. From November 1992 through May 1993, Mr. Currie served as Chief Executive Officer of G.J. Sullivan Co.-Atlanta, a private reinsurance broker. From 1982 through 1992, Mr. Currie served as Senior Vice President at R/I and G.L. Hodson, predecessors to Willis Faber.

  David A. Eklund has served as Senior Vice President of the Company since February 1996. Mr. Eklund served as Vice President-Underwriting of the Company from September 1993 until February 1996. From November 1989 through September 1993, Mr. Eklund held various positions in casualty underwriting at Old Republic International Reinsurance Group, Inc., where he was responsible for casualty treaty underwriting and marketing. From March 1988 to November 1989, Mr. Eklund held various positions in catastrophe reinsurance at Berkshire Hathaway Inc., where he was responsible for underwriting and marketing finite risk and property catastrophe reinsurance.

  Keith S. Hynes has served as Senior Vice President and Chief Financial Officer of the Company since June 1994. Mr. Hynes was employed by Hartford Steam Boiler Inspection & Insurance Co. ("Hartford Steam") from January 1983 to January 1994. From April 1992 to January 1994, he served as Hartford Steam's Senior Vice President and Chief Financial Officer. From November 1986 to April 1992, Mr. Hynes worked in Hartford Steam's Underwriting Department, advancing to Senior Vice President and Chief Underwriting Officer, where he managed Hartford Steam's underwriting and ceded reinsurance activities, from April 1990 to April 1992. From January 1983 to November 1986, Mr. Hynes was Hartford Steam's Chief Investment Officer. Mr. Hynes held several investment management positions with Aetna Insurance Company from June 1978 to January 1983.

  William I. Riker was appointed Senior Vice President of the Company in March 1995 and served as Vice President-Underwriting of the Company from November 1993 until such time. From March 1993 through October 1993, Mr. Riker served as Vice President of Applied Insurance Research, Inc. Prior to that, Mr. Riker held the position of Senior Vice President, Director of Underwriting at American Royal Reinsurance Company ("American Royal"). Mr. Riker was responsible for developing various analytical underwriting tools while holding various positions at American Royal from 1984 through 1993.

  Arthur S. Bahr has served as a director of the Company since its formation in June 1993. Mr. Bahr served as Director and Executive Vice President-Equities of General Electric Investment Corporation ("GEIC"), a subsidiary of General Electric Company and registered investment adviser, from 1987 until December 1993. Mr. Bahr served GEIC in various senior investment positions since 1978 and was a Trustee of General Electric Pension Trust from 1976 until December 1993. Mr. Bahr served as Director and Executive Vice President of GE Investment Management Incorporated, a subsidiary of General Electric Company and a registered investment adviser, from 1988 until his retirement in December 1993. From December 1993 until December 1995, Mr. Bahr served as a consultant to GEIC.

  Thomas A. Cooper has served as a director of the Company since August 7, 1996. From August 1993 until August 1996 Mr. Cooper served as Chairman and Chief Executive Officer of TAC Bancshares, Inc. and as Chairman and Chief Executive Officer of Chase Federal Bank FSB. From June 1992 until July 1993, Mr. Cooper served as principal of TAC Associates, a financial investment company. From April 1990 until May 1992 Mr. Cooper served as Chairman and Chief Executive Officer of Goldome FSB. From 1986 to April 1990, Mr. Cooper served as Chairman and Chief Executive Officer of Investment Services of America, one of the largest full service securities brokerage and investment companies in the United States. Prior thereto, Mr. Cooper served as President of Bank of America from February 1983 to April 1986. From 1980 to 1982 Mr. Cooper served as Vice Chairman of Mellon Bank. From 1978 to 1982, Mr. Cooper was President of Girard Bank in Philadelphia.

  Edmund B. Greene has served as a director of the Company since its formation in June 1993. Mr. Greene has served as Deputy Treasurer-Insurance of General Electric Company since March 1995. Prior to that, Mr. Greene was Manager-Corporate Insurance Operation of General Electric Company since 1985, and previously served in various financial management assignments since 1962.

  Gerald L. Igou has served as a director of the Company since its formation in June 1993. Mr. Igou has served as a Vice President-Investment Analyst for GEIC since September 1993. He is a Certified Financial Analyst and has served GEIC in the capacities of investment analyst and sector portfolio manager since 1968. Prior to joining General Electric, Mr. Igou was an analyst with the Wall Street firms of Smith Barney Inc. and Dean Witter & Co.

  Kewsong Lee has served as a director of the Company since December 1994. Mr. Lee has served as a Member and Managing Director of E.M. Warburg, Pincus & Co. LLC ("EMW LLC") and a general partner of Warburg, Pincus & Co. ("WP") since January 1, 1997. Mr. Lee served as a Vice President of Warburg, Pincus Ventures, Inc. ("WPV") from January 1995 to December 1996, and an associate at E.M. Warburg, Pincus & Co., Inc. ("EMW") from 1992 until December 1994. Prior to joining EMW, Mr. Lee was a consultant at McKinsey & Company, Inc., a management consulting company, from 1990 to 1992. Mr. Lee is a director of Knoll, Inc. and several privately held companies.

  John M. Lummis has served as a director of the Company since July 1993. Mr. Lummis has served as Vice President-Business Development of USF&G Corporation since 1994 and served as Vice President and Group General Counsel for USF&G Corporation from 1991 until 1995. USF&G Corporation is the parent company of USF&G. From 1982 until 1991, Mr. Lummis was engaged in the private practice of law with the law firm of Shearman & Sterling.

  Howard H. Newman has served as a director of the Company since its formation in June 1993. Mr. Newman has served as a Member and Managing Director of EMW LLC (and its predecessor) and a general partner of WP since 1987. Mr. Newman is a director of ADVO, Inc., Newfield Exploration Company, Cox Insurance Holdings Plc, Comcast UK Cable Partners Limited and several privately held companies.

  Scott E. Pardee has served as a director of the Company since February 1997. Mr. Pardee served as Chairman of Yamaichi International (America), Inc., a financial services company, from 1989 to 1994. Mr. Pardee previously served as Executive Vice President and a member of the Board of Directors of Discount Corporation of New York, a primary dealer in U.S. government securities, and as Senior Vice President and Manager of the Federal Reserve Bank of New York.

  John C. Sweeney has served as a director of the Company since December 1996. Mr. Sweeney has served as Senior Vice President and Chief Investment Officer of USF&G since 1992, and as Chairman of Falcon Asset Management since 1992. Prior thereto, Mr. Sweeney served as Principal and Practice Director of Towers Perrin Consulting Services from 1985 to 1992, and as Chief Investment Officer of McM/Occidental Peninsular Insurance Companies from 1981 to 1984. Mr. Sweeney also serves as a Director of USF&G Pacholder Fund, Inc.

  David A. Tanner has served as a director of the Company since December 1996. Mr. Tanner has served as a Member and Managing Director of EMW LLC (and its predecessor) and a general partner of WP since January 1, 1993. Mr. Tanner served as a Vice President of EMW from January 1, 1991 to 1993. Mr. Tanner is a director of Golden Books Family Entertainment, Inc., the New York Venture Capital Forum and several privately held companies. Mr. Tanner previously served as a director of the Company from December 1994 through May 1996.

                          RENAISSANCERE CAPITAL TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to
(i) the Trust Agreement executed by the Company, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the three Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 25, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the proceeds from the sale thereof in the Junior Subordinated Debentures and (iii) engaging in only those other activities incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement (an "Event of Default") resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities." The Company has acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 41 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. The trustees for the Trust are The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Trustees"). The Bank of New York, as Property Trustee, presently acts as sole indenture trustee under the Trust Agreement. The Bank of New York also presently acts as indenture trustee under the Guarantee and the Indenture. See "Description of New Securities--Description of New Junior Subordinated Debentures" and "-- Description of New Guarantee." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Trustee are governed by the Trust Agreement. The Company, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering and exchange of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The address for notices to the Trust is c/o The Bank of New York, 101 Barclay Street-21W, Corporate Trust Department, New York, New York 10286, with a copy to RenaissanceRe Holdings Ltd., Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file, and to use their reasonable efforts to cause to become effective, with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms substantially identical to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer Registration Statement has not been filed by August 4, 1997 and declared effective by September 3, 1997, the Distribution rate borne by the Old Capital Securities commencing on the day after either of such dates will increase by 0.25% per annum until the Exchange Offer Registration Statement is filed or declared effective, as the case may be. In addition, if the Company has not consummated the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement is declared effective, and such event continues for a period exceeding 30 consecutive days or 90 days in any 36 day period, then the Distribution rate borne by the Old Capital Securities will increase by 0.25% commencing on the day after any such event, until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities validly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $100,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $100,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or which are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

  The term "Expiration Date" means 5:00 p.m., New York City time, on        ,
1997 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company and the Trust expressly reserve the right in their sole and reasonable discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights" and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities. If any facts or events arise which constitute a fundamental change in the information set forth herein or if any material changes or material additions are made to the plan of distribution described herein, the Company and the Trust will file a post-effective amendment to the Registration Statement setting forth the applicable information and will distribute an amended prospectus to the holders of the Old Capital Securities. At the time that such prospectus supplement or amended prospectus is first given to holders of Old Capital Securities the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that such prospectus supplement or amended prospectus is first so given, then the Exchange Offer will be extended until the expiration of such period of ten business days.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

  In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

  VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, or an Agent's Message in case of book-entry delivery as described below, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either
(i) tendered Old Capital Securities must be received by the Exchange Agent, or
(ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY THEREOF WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, TENDERING HOLDERS OF OLD CAPITAL SECURITIES ARE RECOMMENDED TO USE EITHER REGISTERED MAIL, RETURN RECEIPT REQUESTED AND PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. Except in the case of a participant in the book-entry transfer facility system who transfers the Old Capital Securities by an Agent's Message, delivery of Old Capital Securities effected through book-entry transfer into the Exchange Agent's account at DTC requires that the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with. A holder who is a participant in the book-entry transfer facility system and transfers the Old Capital Securities by an Agent's Message need not transmit the Letter of Transmittal to the Exchange Agent to consummate the exchange.

  The term "Agent's Message" means a message transmitted through electronic means by a book-entry transfer facility to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant tendering the Old Capital Securities that such participant has received and agrees to be bound by the Letter of Transmittal and/or the Notice of Guaranteed Delivery (as discussed below), where applicable.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  (a) such tenders are made by or through an Eligible Institution;

  (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

  (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole and absolute discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole and absolute discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such prior interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital

Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period of not more than 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such

Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

  Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange in the Exchange Offer will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after March 7, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on September 1, 1997 will be entitled to receive Distributions accumulated from and after March 7, 1997.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

  (a) there shall occur a change in the current interpretation by the Staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

  (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

  (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole and reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company or the Trust determines in its reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange in the Exchange Offer) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a supplement to this Prospectus that will be distributed to the registered holders of the Old Capital Securities. If such waiver or amendment constitutes a fundamental change to the Exchange Offer, the Company and the Trust will file a post-effective amendment to the Registration Statement setting forth the applicable information and will distribute an amended prospectus to the holders of the Old Capital Securities. At the time such prospectus supplement or amended prospectus is first given to holders of Old Capital Securities the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from and including the date that such prospectus supplement or amended prospectus is first so given, then the Exchange Offer will be extended until the expiration of such period of ten business days.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of Letters of Transmittal by tendering holders of Old Capital Securities and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, by registered or certified mail or by hand or overnight delivery, as follows:

                             The Bank of New York
                       101 Barclay Street, Floor 7 East
                           New York, New York 10286
                           Attention:  Enrique Lopez
                      Attention:  Reorganization Section

                             Confirm By Telephone:
                                (212) 815-2742

                           Facsimile Transmissions:
                         (Eligible Institutions Only)
                                (212) 571-3080

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with the Exchange Offer. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering Old Capital Securities for their customers.

  Holders who tender their Old Capital Securities for exchange in the Exchange Offer will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder thereof. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF NEW CAPITAL SECURITIES

  Pursuant to the terms of the Trust Agreement, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of the material provisions of the New Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

  GENERAL. The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $100,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The New Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of New Guarantee."

  DISTRIBUTIONS. Distributions on the New Capital Securities will be cumulative, will accumulate from March 1, 1997 and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1997, at the annual rate of 8.54% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record dates. The record dates will be the first day of the month in which the relevant Distribution Date (as defined below) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.


  So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to defer the payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that (i) no Extension Period may extend beyond the Stated Maturity Date, (ii) any Extension Period will terminate as to all Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture) and (iii) any Extension Period will terminate as to any Junior Subordinated Debenture to be redeemed on the applicable Redemption Date. See "--Description of Junior Subordinated Debenture--Debenture Events of Default." Upon any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.54% thereof, compounded semi-annually from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.


  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the limitations set forth herein, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such New Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. The Property Trustee will give notice of the Company's election to commence or continue an Extension Period. Except as described herein, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "--Description of New Junior Subordinated Debentures-- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

  During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase common shares of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the exchange or conversion of any class or series of the Company's (or any subsidiary's) capital stock for another class or series of the Company's (or any subsidiary's) capital stock or of any class or series of the Company's (or any subsidiary's) indebtedness, (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (g) purchases, redemptions or other acquisitions of shares of capital stock of the Company or any subsidiary under any employment agreement or benefit plan for the benefit of the Company's directors, officers, or employees, or any dividend reinvestment or director, officer or employee stock purchase plan of the Company).

  Although the Company has the right in the future to exercise its option to defer payments of interest on the Junior Subordinated Debentures after their issuance, the Company has no current intention to do so.

  The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of New Securities--Description of New Junior Subordinated Debentures--General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of New Securities--Description of New Guarantee."

  REDEMPTION. Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures prior to March 1, 2007 upon the occurrence and continuation of a Special Event, the Special Event Redemption Price

(equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after March 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of New Securities--Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and
(ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  LIQUIDATION OF THE TRUST AND DISTRIBUTION OF NEW JUNIOR SUBORDINATED DEBENTURES. The Company will have the right at any time to dissolve the Trust and, subject to the rights of creditors, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

  The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction and distribution is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; or (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction. Pursuant to the Trust Agreement, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trustees shall file a certificate of cancellation terminating the Trust.

  If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.
See "--Subordination of Common Securities."

  After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

  REDEMPTION PROCEDURES. If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous payment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

  If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Subject to the provisions regarding the subordination of Common Securities described under "--Subordination of Common Securities" below, if less than all of the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis, rounded to the nearest 100 Capital Securities, not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures, provided, in each case, that each holder of any Capital Securities has at least 100 Capital Securities remaining after the redemption. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

  SUBORDINATION OF COMMON SECURITIES. Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

  EVENTS OF DEFAULT; NOTICE. The occurrence of a Debenture Event of Default (see "Description of New Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" and "--Subordination of Common Securities."

  REMOVAL OF TRUSTEES. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

  MERGER OR CONSOLIDATION OF TRUSTEES. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

  MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State, the District of Columbia or of Bermuda; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank in priority the same as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust or other entity exempt from taxation for United States federal income tax purposes. In addition, the Property Trustee will be required pursuant to the Indenture to exchange, as a part of the Exchange Offer, the Junior Subordinated Debentures for the Exchange Debentures, which will have terms substantially identical to the Junior Subordinated Debentures except for the transfer restrictions under the Securities Act, the $100,000 minimum aggregate principal amount transfer restrictions and the provision for liquidated damages thereon under certain circumstances.

  VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT. Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the New Capital Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is sent to the holders of the Trust Securities. The Trust Agreement may be amended by the Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date; it being understood that the New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

  So long as any Junior Subordinated Debentures are held by the Property Trustee for the benefit of the holders of the Trust Securities, the Trustees shall not
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or other entity subject to taxation for United States federal income tax purposes on account of such action.

  Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of New Capital Securities will be required for the Trust to redeem and cancel the New Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER. The New Capital Securities initially will be represented by one or more Capital Securities certificates in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and such transfer shall be effective only when reflected in the securities register maintained on behalf of the Trust. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

  DTC has advised the Trust and the Company that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust nor the Company nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust, the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

  DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

  EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES. A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90-days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Company in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20-days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

  PAYMENT AND PAYING AGENCY. Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The initial paying agent (the "Paying Agent") is the Property Trustee. The Paying Agent is permitted to resign as Paying Agent upon 30 days written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

  REGISTRAR AND TRANSFER AGENT. The Property Trustee will act as registrar and transfer agent for the New Capital Securities.

  Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the New Capital Securities after they have been called for redemption.

  CUSIP NUMBER. The Company and the Trust intend to apply for, and expect to receive, a debt CUSIP number for the New Capital Securities.

  INFORMATION CONCERNING THE PROPERTY TRUSTEE. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  MISCELLANEOUS. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or other entity subject to taxation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

  The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as separate series under the Indenture. The Indenture has been qualified under, and is governed by, the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

  GENERAL. Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures as soon as practicable after the date hereof.

  The New Junior Subordinated Debentures will bear interest at the annual rate of 8.54% of the principal amount thereof, payable semi-annually in arrears on March 1 and September 1 of each year (each, an "Interest Payment Date"), commencing September 1, 1997, to the person in whose name each New Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the February 15 or August 15 preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the New Junior

Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.54% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable Interest Payment Date.

  The New Junior Subordinated Debentures will mature on March 1, 2027 (the "Stated Maturity Date"). The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "--Subordination." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of New Junior Subordinated Debentures should look only to the assets of the Company for payments on the New Junior Subordinated Debentures. In addition, since the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Company without prior regulatory approval is limited by applicable laws and regulations. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness. See "--Subordination."

  FORM, REGISTRATION AND TRANSFER. If the New Junior Subordinated Debentures are distributed to holders of the Trust Securities, such New Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such New Junior Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and
Transfer."

  PAYMENT AND PAYING AGENTS. Payment of principal of (and premium, if any) and any interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of New Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for the New Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any New Junior Subordinated Debenture will be made to the Person in whose name such New Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each Place of Payment for the New Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

  OPTION TO EXTEND INTEREST PAYMENT DATE. So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that (i) no Extension Period may extend beyond the Stated Maturity Date, (ii) any Extension Period will terminate as to all Junior Subordinated Debentures upon an acceleration thereof (subject to reinstatement, upon cure or waiver as provided in the Indenture) and (iii) any Extension Period will terminate as to any Junior Subordinated Debenture to be redeemed on the applicable Redemption Date. See "--Description of Junior Subordinated Debenture--Debenture Events of Default." At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.54%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

  During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase common shares of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the exchange or conversion of one class or series of the Company's (or any subsidiary's) capital stock for another class or series of the Company's (or any subsidiary's) capital stock or of any class or series of the Company's (or any subsidiary's) indebtedness, (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (g) purchases, redemptions or other acquisitions of shares of capital stock of the Company or any subsidiary of the Company related to the issuance of common shares or rights under any employment agreement or benefit plan for the Company's directors, officers, or employees, or any dividend reinvestment or director, officer or employee stock purchase plan of the Company).

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. Except as described above, no interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities, and the Property Trustee will provide notice thereof to Holder of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

  OPTIONAL PREPAYMENT. The New Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company on or after March 1, 2007, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning March 1 of the years indicated below:


            YEAR                   PERCENTAGE
            ----                   ----------
            2007.................     104.270%
            2008.................     103.843
            2009.................     103.416
            2010.................     102.989
            2011.................     102.562
            2012.................     102.135
            2013.................     101.708
            2014.................     101.281
            2015.................     100.854
            2016.................     100.427
            2017 and thereafter..     100.000

  SPECIAL EVENT PREPAYMENT. If a Special Event shall occur and be continuing, the Company may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of Junior Subordinated Debentures on March 1, 2007, together with scheduled payments of interest on the Junior Subordinated Debentures accruing from the prepayment date to and including February 1, 2007 discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

  A "Special Event" means a Tax Event (as defined below) or an Investment Company Event (as defined below), as the case may be.

  "Investment Company Event" means that the Company shall have received an opinion of counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the Issue Date.

  A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory agency (including the enactment of any legislation, the publication of any judicial decision or regulatory determination or the issuance by the Internal Revenue Service of a revenue ruling, revenue procedure, notice or announcement (which notice or announcement is published in the Internal Revenue Bulletin), on or after March 7, 1997), there is more than an insubstantial risk that (i) interest payable to the Trust on the Junior Subordinated Debentures would not be deductible by the Company for United States federal income tax purposes or (ii) the Trust will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date (if no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the first two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual bond equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 1.25% if such prepayment date occurs on or prior to March 1, 1998 and
(B) .50% in all other cases.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in the City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

  "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

  TRUST EXPENSES AND TAXES. In the Indenture, the Company, as issuer of the Junior Subordinated Debentures, has agreed to pay to the Trust all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, fees

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

and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses related thereto (other than United States withholding taxes) to which the Trust might become subject.

  RESTRICTIONS ON CERTAIN PAYMENTS AND CERTAIN COVENANTS. The Company will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase common shares of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the exchange or conversion of any class or series of the Company's (or any subsidiary's) capital stock for another class or series of the Company's (or any subsidiary's) capital stock or of any class or series of the Company's (or any subsidiary's) indebtedness, (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (g) purchases, redemptions or other acquisitions of shares of capital stock of the Company or any subsidiary under any employment agreement or any benefit plan for the Company's directors, officers, or employees or any dividend reinvestment or director, officer or employee stock purchase plan of the Company) if at such time (1) there shall have occurred and be continuing any event of which the Company has actual knowledge which would constitute an Event of Default under the Trust Agreement, (2) there shall have occurred and be continuing any event of which the Company has actual knowledge which would constitute a Debenture Event of Default, (3) there shall have occurred and be continuing a payment default under the Trust Agreement or the Indenture, (4) such Junior Subordinated Debentures are held by the Trust and the Company shall be in default with respect to its payment of any obligations under the Guarantee or (5) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

  For so long as the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except as provided under the Trust Agreement or the Indenture, and (iii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all the Trust Securities, or certain mergers or consolidations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

  MODIFICATION OF INDENTURE. From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the

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

time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

  DEBENTURE EVENTS OF DEFAULT. The Indenture provides that any one or more of the following described events with respect to the New Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (i) failure for 30 days to pay any interest on the New Junior Subordinated Debentures or any Other Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

  (ii) failure to pay any principal on the New Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

  (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

  (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

  ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF NEW CAPITAL SECURITIES. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay principal of or interest on the New Junior Subordinated Debentures on the due date, a holder of New Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the New Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of New Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the New Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such New Capital Securities with respect to payments on the New Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. See "Risks Factors--Service of Process and Enforcement of Judgments."

  The holders of the New Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debentures

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

unless there shall have been an Event of Default under the Trust Agreement. See "--Description of New Capital Securities--Events of Default; Notice."

  CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS. The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case where the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the New Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the New Junior Subordinated Debentures.

  SATISFACTION AND DISCHARGE; DEFEASANCE. The Indenture provides that when, among other things, all New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

  DEFEASANCE AND DISCHARGE. The Indenture provides, subject to the terms and conditions set forth therein, that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payments in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust with the Debenture Trustee, money or U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Debenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by (i) a private letter ruling to such effect received by the Company from the United States Internal Revenue Service, (ii) a revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service or (iii) other written evidence of a relevant change in tax law or interpretation thereof.

  SUBORDINATION. The Indenture provides that the Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness. No payment on account of the Junior Subordinated Debentures may be made at any time when (i) any Senior Indebtedness is not paid when due,
(ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default.

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

  Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

  No payment on account of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  The term "Senior Indebtedness" shall mean, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed, and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company,
(ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, (vi) all obligations of the type referred to in clauses (i) through
(v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for
(1) any such indebtedness that is by its terms expressly subordinated to or ranks pari passu the Junior Subordinated Debentures, and (2) all debt securities or guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions relating to the Junior Subordinated Debentures irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  By reason of such subordination, in the event of an insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Junior Subordinated Debentures. Additionally, the Company currently conducts substantially all of its operations through subsidiaries, and the holders of Junior Subordinated Debentures will be structurally subordinated to the creditors of the Company's subsidiaries. See "Risk Factors--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures; Holding Company Structure."

  The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  GOVERNING LAW. The Indenture is, and the New Junior Subordinated Debentures will be, governed by and construed in accordance with the laws of the State of New York.

  INFORMATION CONCERNING THE DEBENTURE TRUSTEE. Following the Exchange Offer, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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

DESCRIPTION OF NEW GUARANTEE

  The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the New Guarantee for the benefit of the holders from time to time of the New Capital Securities. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the New Capital Securities.

  GENERAL. The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time,
(ii) the applicable Redemption Price with respect to New Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

  The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of New Guarantee". Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "--Description of New Junior Subordinated Debentures--General." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  The Company will, through the New Guarantee, the Trust Agreement, the New Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the Trust Agreement, the New Junior Subordinated Debentures and the New Guarantee."

  STATUS OF THE NEW GUARANTEE. The New Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as New Junior Subordinated Debentures. The New Guarantee will rank pari passu with the Old Guarantee and with all Other Guarantees issued by the Company.

  The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for

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

the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  AMENDMENTS AND ASSIGNMENT. Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

  EVENTS OF DEFAULT. An event of default under the New Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the New Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

  Any holder of the New Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, will be required to file annually with the New Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

  INFORMATION CONCERNING THE NEW GUARANTEE TRUSTEE. The New Guarantee Trustee, other than during the continuance of a default by the Company in performance of the New Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, during the continuance of such a default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the New Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of the New Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  TERMINATION OF THE NEW GUARANTEE. The New Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the New Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of New Junior Subordinated Debentures to the holders of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

  GOVERNING LAW. The New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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

                         DESCRIPTION OF OLD SECURITIES

  The terms of the Old Securities are substantially identical to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities,
(iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer Registration Statement has not been filed by August 4, 1997 and been declared effective by September 3, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by September 3, 1997, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer Registration Statement or any required Shelf Registration Statement is filed effective, as the case may be. In addition, if the Company has not consummated the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement is declared effective, and such event continues for a period exceeding 30 consecutive days or 90 days in any 360-day period, then the interest rate on the Old Junior Subordinated Debentures and the Distribution rate borne by the Old Capital Securities will, respectively, increase by .25% commencing on the day after any such event, until the Exchange Offer is consummated. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors-- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."


    RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE TRUST AGREEMENT, THE
            NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of New Securities--Description of New Guarantee." Taken together, the Company's obligations under the New Junior Subordinated Debentures, the Indenture, the Trust Agreement and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Company does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The New Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Company under the New Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

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

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities and Common Securities, (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall, directly or indirectly, pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF NEW CAPITAL SECURITIES

  A holder of any New Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

  The New Capital Securities will represent beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, investing the proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and engaging in only those other activities incidental thereto. A principal difference between the rights of a holder of a New Capital Security and a holder of a New Junior Subordinated Debenture is that a holder of a New Junior Subordinated Debenture will be entitled to receive from the Company the principal amount of and interest on New Junior Subordinated Debentures held, while a holder of New Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Company under the New Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

  Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of New Capital Securities-- Liquidation of the Trust and Distribution of New Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the New Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

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

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  In the opinion of Willkie Farr & Gallagher, special United States tax counsel to the Company and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder. This summary only addresses the tax consequences to a holder that acquired the Old Capital Securities upon initial issuance at their original offering price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to stockholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

EXCHANGE OF CAPITAL SECURITIES

  The exchange of Old Capital Securities for New Capital Securities will not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange would constitute a recapitalization for federal income tax purposes. Accordingly, the New Capital Securities will have the same issue price as the Old Capital Securities, and a holder will have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

  In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Old Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, or any other entity subject to taxation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or original issue discount ("OID" accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

  Under the Regulations, if the Company were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Company would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest were determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

  The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

  Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF
THE TRUST

  The Company will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

  Under certain circumstances described herein (see "Description of New Securities--Description of New Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital

Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

  A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

  On March 19, 1996, President Clinton proposed the Proposed Legislation, which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. In addition, the Proposed Legislation would generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995, if such debt obligations have a weighted average maturity of more than 40 years. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam
M. Gibbons and Charles B. Rangel wrote the Democrat Letters, which concurred with the view expressed in the Joint Statement. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of New Securities--Description of New Capital Securities-Redemption" and "Description of New Junior Subordinated Debentures-
Conditional Right to Advance Maturity and Special Event Prepayment."

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

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. (For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.) Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and
(ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

  Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

  The Company, the obligor with respect to the New Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans that are subject to ERISA and/or Section 4975 of the Code ("Plans"). Any purchaser proposing to acquire New Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of New Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions entered into at the direction of an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions entered into at the direction of an in-house manager). In addition, as described below, a Plan fiduciary considering the acquisition of New Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the acquisition of New Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the New Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

  Under the U.S. Department of Labor regulations defining "plan assets" for ERISA purposes (the "Plan Assets Regulations"), the assets of the Trust will be considered plan assets of Plans owning New Capital Securities unless the aggregate investment in New Capital Securities by "benefit plan investors" is not deemed "significant" or the New Capital Securities qualify as "publicly offered securities" as defined in such Regulations. For this purpose, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of New Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities. Although it is possible that the equity participation by benefit plan investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulations, such result cannot be assured.

  The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Plan Assets Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Plan Assets Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" with respect to Plans acquiring New Capital Securities. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the preceding paragraphs could be applicable in connection with the investment by Plans in the New Capital Securities.

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

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Capital Securities for its own account as a result of market-making or other trading activities in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of such activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period of not more than 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of New Capital Securities. "

  The Company or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

  Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon by Morris, Nichols, Arsht & Tunnel, special Delaware counsel to the Trust and the Company. The validity under New York law of the New Guarantee and the New Junior Subordinated Debentures and certain other matters of New York law will be passed upon by Willkie Farr & Gallagher, special United States counsel to the Company and the Trust. Certain matters of Bermuda law will be passed upon by Conyers, Dill & Pearman, special Bermuda counsel to the Company and the Trust. Certain matters relating to United States federal income tax considerations will be passed upon for the Company and the Trust by Willkie Farr & Gallagher, special United States tax counsel to the Company and the Trust. Willkie Farr & Gallagher will rely on the opinion of Conyers, Dill & Pearman with respect to Bermuda law and on the opinion of Morris, Nichols, Arsht & Tunnel with respect to certain Delaware law matters. Willkie Farr & Gallagher has from time to time represented each of the Initial Purchasers, and may represent such parties in the future, in connection with matters unrelated to the offering of the New Capital Securities.

                                    EXPERTS

  The consolidated financial statements of RenaissanceRe Holdings Ltd. and subsidiaries as of December 31, 1996, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1996 and the selected financial data for each of the years in the three-year period ended December 31, 1996 included in the 1996 Form 10-K incorporated herein by reference have been audited by Ernst & Young, independent auditors. Such consolidated financial statements and selected financial data are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 98 of the Companies Act 1981 of Bermuda (the "Act"), which is applicable to the Company, provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

  The Company has adopted provisions in its Bye-Laws that provide that the Company shall indemnify its officers and directors as permitted under the Act; provided, however, that such indemnity does not extend to any matter in respect of any willful negligence, fraud or dishonesty which may attach to any officer or director.

  The Trust Agreement provides, in certain circumstances, for indemnification by the Company in favor of the administrative trustees of the Trust, the officers, directors, shareholders, members, partners, employees, representatives or agents of such trustees, or any officer, employee or agent of the Trust or its affiliates. In addition, the Purchase Agreement between the Company, the Trust and the Initial Purchasers, relating to the initial private placement of the Old Capital Securities, provides for indemnification of the Trust, the Company, its officers and its directors by the Initial Purchasers under certain circumstances.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT

4.1 Indenture, dated as of March 7, 1997, between RenaissanceRe Holdings Ltd. and The Bank of New York, as Debenture Trustee, dated as of March 7, 1997, relating to the Junior Subordinated Debentures**
4.2 Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1)
4.3  Certificate of Trust of RenaissanceRe Capital Trust+
4.4 Amended and Restated Declaration of Trust for RenaissanceRe Capital Trust, dated as of March 9, 1997, by the Company, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, and the Administrative Trustees named therein**
4.5 Form of New Capital Security Certificate for RenaissanceRe Capital Trust (included as Exhibit A-1 to Exhibit 4.4)**
4.6 Form of New Capital Securities Guarantee of RenaissanceRe Holdings Ltd. relating to the New Capital Securities+
4.7 Registration Rights Agreement, dated March 7, 1997, among the Company, the Trust and the Initial Purchasers named therein**
5.1  Opinion of Willkie Farr & Gallagher as to certain issues of New York law+
5.2 Opinion of Morris, Nichols, Arsht & Tunnell as to legality of the New Capital Securities to be issued by RenaissanceRe Capital Trust+
5.3 Opinion of Conyers, Dill & Pearman as to legality of the New Junior Subordinated Debentures and the New Capital Securities Guarantee to be issued by RenaissanceRe Holdings Ltd.+
8.1 Opinion of Willkie Farr & Gallagher as to certain United States federal income tax matters+
12.1 Computation of ratio of earnings to combined fixed charges and preferred stock dividends+
23.1 Consent of Ernst & Young+
23.2 Consent of Willkie Farr & Gallagher (included in Exhibits 5.1 and 8.1)+
23.3 Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2)+

23.4 Consent of Conyers Dill & Pearman (included in Exhibit 5.3+
24.1 Power of Attorney of certain officers and directors of RenaissanceRe Holdings Ltd.+
25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture+
25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of RenaissanceRe Capital Trust+
25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the New Guarantee for the benefit of the holders of New Capital Securities of RenaissanceRe Capital Trust+
99.1 Form of Letter of Transmittal*
99.2 Form of Notice of Guaranteed Delivery*
99.3 Form of Exchange Agent Agreement*

--------------------
  +  Filed herewith.
  *  To be filed by amendment.
 ** Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on March 19, 1997.

ITEM 22. UNDERTAKINGS

 Each of the undersigned Registrants hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, RENAISSANCERE HOLDINGS LTD. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN PEMBROKE, BERMUDA ON THE THIRD DAY OF JULY, 1997.

                                              RenaissanceRe Holdings Ltd.


                                              By:     /s/ James N. Stanard
                                                  -----------------------------
                                                      JAMES N. STANARD
                                                 President, Chief Executive
                                                 Officer and Chairman of the
                                                     Board of Directors

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                            TITLE                DATE

     /s/ James N. Stanard               President and Chief      July 3, 1997
-------------------------------          Executive Officer
       JAMES N. STANARD                  and Chairman of the
                                         Board of Directors

      /s/ Keith S. Hynes                Senior Vice              July 3, 1997
-------------------------------          President and Chief
        KEITH S. HYNES                   Financial Officer
                                         (Principal
                                         Accounting Officer)

      /s/ Arthur S. Bahr                Director                 July 3, 1997
-------------------------------
        ARTHUR S. BAHR

     /s/ Thomas A. Cooper               Director                 July 3, 1997
-------------------------------
       THOMAS A. COOPER

     /s/ Edmund B. Greene               Director                 July 3, 1997
-------------------------------
       EDMUND B. GREENE

      /s/ Gerald L. Igou                Director                 July 3, 1997
-------------------------------
        GERALD L. IGOU

        /s/ Kewsong Lee                 Director                 July 3, 1997
-------------------------------
          KEWSONG LEE

      /s/ John M. Lummis                Director                 July 3, 1997
-------------------------------
        JOHN M. LUMMIS

           SIGNATURE                            TITLE                DATE

     /s/ Howard H. Newman               Director                 July 3, 1997
-------------------------------
       HOWARD H. NEWMAN

      /s/ Scott E. Pardee               Director                 July 3, 1997
-------------------------------
        SCOTT E. PARDEE

      /s/ John C. Sweeney               Director                 July 3, 1997
-------------------------------
        JOHN C. SWEENEY

      /s/ David A. Tanner               Director                 July 3, 1997
-------------------------------
        DAVID A. TANNER




CT Corporation System




By:/s/ Duane Coots                      Authorized               July 3, 1997
   ----------------------------         Representative in
  NAME: DUANE COOTS                     the United States
  TITLE: ASSISTANT SECRETARY

  Pursuant to the requirements of the Securities Act of 1933, Renaissancere Capital Trust certifies that it has reasonable grounds to believe that it meets all the requirements for filing on form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of July, 1997.

                                          RENAISSANCERE CAPITAL TRUST


                                          By:        /s/ Keith S. Hynes
                                              ---------------------------------
                                                      KEITH S. HYNES,
                                                 as Administrative Trustee


                                          By:    /s/ John D. Nichols, Jr.
                                              ---------------------------------
                                                   JOHN D. NICHOLS, JR.,
                                                 as Administrative Trustee


                                          By:      /s/ Martin J. Merritt
                                              ---------------------------------
                                                    MARTIN J. MERRITT,
                                                 as Administrative Trustee

                                 EXHIBIT INDEX

EXHIBIT
  NO.                           DESCRIPTION
-------                         -----------
 4.1  Indenture, dated as of March 7, 1997, between RenaissanceRe Holdings Ltd.
      and The Bank of New York, as Debenture Trustee, dated as of March 7,
      1997, relating to the Junior Subordinated Debentures**
 4.2  Form of Certificate of New Junior Subordinated Debenture (included as
      Exhibit A to Exhibit 4.1)
 4.3  Certificate of Trust of RenaissanceRe Capital Trust+
 4.4  Amended and Restated Declaration of Trust for RenaissanceRe Capital
      Trust, dated as of March 9, 1997, by the Company, The Bank of New York
      (Delaware), as Delaware Trustee, The Bank of New York, as Property
      Trustee, and the Administrative Trustees named therein**
 4.5  Form of New Capital Security Certificate for RenaissanceRe Capital Trust
      (included as Exhibit A-1 to Exhibit 4.4)**
 4.6  Form of New Capital Securities Guarantee of RenaissanceRe Holdings Ltd.
      relating to the New Capital Securities+
 4.7  Registration Rights Agreement, dated March 7, 1997, among the Company, the
      Trust and the Initial Purchasers named therein**
 5.1  Opinion of Willkie Farr & Gallagher as to certain issues of New York law+
 5.2  Opinion of Morris, Nichols, Arsht & Tunnell as to legality of the New
      Capital Securities to be issued by RenaissanceRe Capital Trust+
 5.3  Opinion of Conyers, Dill & Pearman as to legality of the New Junior
      Subordinated Debentures and the New Capital Securities Guarantee to be
      issued by RenaissanceRe Holdings Ltd.+
 8.1  Opinion of Willkie Farr & Gallagher as to certain United States federal income tax matters+
12.1  Computation of ratio of earnings to fixed charges and preferred stock dividends+
23.1  Consent of Ernst & Young+
23.2  Consent of Willkie Farr & Gallagher (included in Exhibit 5.1)+
23.3  Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2)+
23.4  Consent of Conyers  Dill & Pearman (included in Exhibit 5.3)+
24.1  Power of Attorney of certain officers and directors of RenaissanceRe
      Holdings Ltd.+
25.1  Form T-1 Statement of Eligibility of The Bank of New York to act as
      trustee under the Indenture+
25.2  Form T-1 Statement of Eligibility of The Bank of New York to act as
      trustee under the Amended and Restated Declaration of RenaissanceRe
      Capital Trust+
25.3  Form T-1 Statement of Eligibility of The Bank of New York to act as
      trustee under the New Guarantee for the benefit of the holders of New
      Capital Securities of RenaissanceRe Capital Trust+
99.1  Form of Letter of Transmittal*
99.2  Form of Notice of Guaranteed Delivery*
99.3  Form of Exchange Agent Agreement*

---------------
  +  Filed herewith.
  *  To be filed by amendment.
 ** Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on March 19, 1997.